As filed with the Securities and Exchange Commission on August 4, 2006
Registration No. 333-134931

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HYUNDAI ABS FUNDING CORPORATION
as Depositor to the issuer described herein
(Exact name of registrant as specified in its charter)

Delaware	6189	33-0978453
(State or other jurisdiction of incorporation or	(Primary Standard Industrial Classification	(I.R.S.-Employer
organization)	Code Number)	Identification Number)
10550 Talbert Avenue
Fountain Valley, California 92708
(714) 594-1579
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Min Sok Randy Park
Hyundai Motor Finance Company
10550 Talbert Avenue
Fountain Valley, California 92708
(714) 965-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Warren R. Loui, Esq.
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue – 25th Floor
Los Angeles, California 90071-1503
(213) 229-9500
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the registration statement of the earlier effective registration statement for the same offering: ☐
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of Each Class	Amount to Be	Proposed Maximum	Proposed Maximum Aggregate	Amount of
of Securities to be Registered	Registered (1)	Offering Price Per Unit (2)	Offering Price (2)	Registration Fee(3)
Asset-Backed Notes	$[______]	100%	$[______]	$[______]

(1)	$4,953,000 aggregate principal amount of the securities registered by the Registrant under Registration Statement No. 333-127967 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of securities have previously been paid under Registration Statement No. 333-127967. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $[___].

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the proposed maximum offering price for the securities. $107.00 has previously been paid. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby, including the remaining unsold $4,953,000 aggregate principal amount of securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-127967).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated [       ], 200[ ]
PROSPECTUS SUPPLEMENT
(To Prospectus Dated [       ], 200[ ])
You should carefully read the “risk factors”, beginning on page S-[22] of this prospectus supplement and page [7] of the prospectus.
The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai Motor Finance Company, Hyundai ABS Funding Corporation or any of their affiliates.
No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.
$[                      ]
Hyundai Auto Receivables Trust 200[    ]-[    ]
Issuing Entity
Hyundai ABS Funding Corporation
Depositor
Hyundai Motor Finance Company
Sponsor, Seller and Servicer
The following classes of Hyundai Auto Receivables Trust 200[    ]-[    ] notes are being offered by this prospectus supplement:

Final Scheduled
	Principal Amount	Interest Rate	Maturity Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	%
Class B Notes	$	%
Class C Notes	$	%
Class D Notes	$	%
Total	$

			Underwriting	Proceeds to
	Price to Public		Discount	the Depositor
Per Class A-1 Note		%	%	%
Per Class A-2 Note		%	%	%
Per Class A-3 Note		%	%	%
Per Class A-4 Note		%	%	%
Per Class B Note		%	%	%
Per Class C Note		%	%	%
Per Class D Note		%	%	%
Total	$		$	$
Payments on Notes
•	The main source for payments of the notes are collections on a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks and monies on deposit in a reserve account.

•	The issuing entity will pay interest on and principal of the notes on the [ ] day of each month, or on the next business day if such [ ] day is not a business day, starting on [ ], 200[ ].

•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus supplement.
Credit Enhancement
•	The issuing entity will also issue a certificate not offered hereby representing the residual interest in the issuing entity, which is subordinate to the notes. The depositor will initially retain the certificate.

•	Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $[ ], the subordination of the certificateholder’s right to receive excess interest and, for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Bookrunners of the Class [ ],[ ], [ ] and [ ] Notes

[ ]	[ ]
Co-Managers of the Class [A] Notes

[ ]	[ ]	[ ]
The date of this prospectus supplement is [            ], 200[    ].

-i-

(continued)

-ii-

(continued)

-iii-

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
     This prospectus supplement and the attached prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.
     We tell you about the notes in two separate documents that progressively provide more detail:
•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your notes.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-[___] of this prospectus supplement and page [___] of the accompanying prospectus.
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Distribution of Available Amounts on Each
Payment Date When No Event of Default Has Occurred(1)

[1]	This chart provides only a simplified overview of the distribution of Available Amounts on each Payment Date when no Event of Default has occurred. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TRANSACTION PARTIES(1)

[1]	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE(1)

[1]	This chart provides only a simplified overview of the sources of funds available for distribution on any Payment Date. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

Structural Summary(1)
The following chart represents the structure of the transaction including the application of proceeds from investors and the transfer of the receivables:

[1]	This chart provides only a simplified overview of the structural summary. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TERMS
     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.
THE PARTIES

Issuing Entity	Hyundai Auto Receivables Trust 200[ ]-[ ], a Delaware statutory trust, will issue the notes. The principal assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts.

Depositor	Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company, is the depositor. The depositor will sell the motor vehicle retail installment sale contracts to the issuing entity. You may contact the depositor by mail at 10550 Talbert Avenue, Fountain Valley, California 92708, or by calling (714) 594-1579.

Seller	Hyundai Motor Finance Company, a California corporation, will sell the motor vehicle retail installment sale contracts to the depositor.

Sponsor/Servicer	Hyundai Motor Finance Company is the sponsor and will also act as the servicer. The servicer will service the motor vehicle retail installment sale contracts owned by the issuing entity.

Administrator	Hyundai Motor Finance Company will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee	[ ], a [national banking association], will act as the indenture trustee.

Owner Trustee	[ ], a [ banking corporation], will act as the owner trustee.

[Swap Counterparty]	[ ], a [ ], will be the swap counterparty.

THE OFFERED NOTES	The issuing entity will issue the following offered notes:

Final
Scheduled
		Interest	Maturity
Class	Balance	Rate	Date
Class A-1 notes	$	%
Class A-2 notes	$	%
Class A-3 notes	$	%
Class A-4 notes	$	%
Class B notes	$	%
Class C notes	$	%
Class D notes	$	%

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. The depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the certificate, no other series or class of securities is being offered by the issuer, will be backed by the same asset pool or will otherwise have claims on the same assets.

The notes will be issued in an initial denomination of $[1,000] and integral multiples of $1,000 in excess thereof (except for one note of each class that may be issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about [ , ], which we refer to herein as the closing date.

ISSUING ENTITY PROPERTY	The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light duty trucks. We refer to these contracts herein as receivables or motor vehicle receivables, to the pool of those receivables as the receivable pool and to the persons who financed their purchases with these contracts as obligors.

The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred by the seller to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

In addition to the receivables, the issuing entity property will also include the following:
•	security interests in the vehicles financed by the receivables, which we refer to herein as the financed vehicles;

•	any other property securing the receivables;

•	all recourse rights against the dealers which originated the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuing entity and eligible investments in those accounts;

•	certain rights under the receivables purchase agreement between the depositor and the seller; and

•	the proceeds of the receivables and the proceeds of all of the above.

As of the close of business [ , ], which we refer to herein as the cut-off date, the receivables have the following characteristics:

•	Aggregate Principal Balance	$[ ]

•	Number of Receivables	[ ]

•	Weighted Average Contract Rate	[ ]%

•	Weighted Average Original Term	[ ] months

•	Weighted Average Remaining Term	[ ] months

SERVICING FEE	The servicing fee for the calendar month immediately preceding any payment date (a collection period) will be one-twelfth of [1.00]% of the aggregate principal balance of the receivables as of the first day of the related collection period or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cut-off date. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings or interest earned during that collection period from the investment of monies on deposit in the collection account and the note distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES	The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the receivables, during the related collection period that remained unpaid at the end of such collection period. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the collection account and any accounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

PRE-FUNDING PERIOD	On the closing date, approximately $___of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents approximately___% of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). During the funding period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables, which we refer to as “subsequent receivables,” for an amount equal to the receivables purchase price on each date (no more than once per week) which we refer to as a funding date. Subsequent receivables will be selected by the seller and must meet the eligibility criteria described in “The Issuing Entity Property” below and “Description of the Receivables—The Receivables Pools ” in the accompanying prospectus.

In addition, in order to acquire subsequent receivables on a funding date, conditions precedent specified in the sale and servicing agreement must be satisfied.

The funding period will begin on the closing date and will end on the earliest to occur of:
•	[three] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is [$10,000] or less; or

•	[Describe any other triggering events.]

On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders.

See “Description of the Transfer and Servicing Agreements—Pre-Funding Account.”

[REVOLVING PERIOD]	[From the closing date and on or prior to [___], referred to herein, as the “revolving period,” all collections of principal that would otherwise have been allocated to payments to the securityholders will be used by the issuing entity to acquire additional receivables. Additional receivables will be selected by the seller and must meet the eligibility criteria described in “The Issuing Entity Property” below and “Description of the Receivables— The Receivables Pools” in the accompanying prospectus.]

PRINCIPAL AND INTEREST	Principal payments to be made will generally be divided among the classes of notes in a manner intended to maintain credit enhancement, including amounts on deposit in the reserve account, for each such class (after giving effect to such allocation) in an amount equal to the greater of the target overcollateralization amount and the following approximate percentage of the aggregate principal balance of the contracts (excluding for this purpose, the yield supplement overcollateralization amount) as of the last day of the preceding month: [ ]% for the Class A notes, [ ]% for the Class B notes, [ ]% for the Class C notes and [ ]% for the Class D notes; provided, however, that prior to the payment date on which the Class A-1 notes are paid in full, all funds on deposit in the principal distribution account will be distributed to the Class A-1 notes. As a result of this allocation, after the Class A-1 notes are paid in full and after the required credit enhancement for the Class A notes is met, the Class B, Class C and Class D notes may receive a disproportionately larger percentage of principal distributions than the Class A notes that remain outstanding.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal of and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal of and interest on the Class B notes, and no distributions of principal or interest will be made on the Class D notes until payment in full of principal of and interest on the Class C notes.

On each payment date, the issuing entity will generally pay principal of the notes in the following amounts and order of priority:
•	to the Class A notes, the class A principal distributable amount (as defined below) in the following order of priority:
•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	to the Class A-4 notes, until the Class A-4 notes are paid in full;
•	to the Class B notes, the class B principal distributable amount (as defined below) until the Class B notes are paid in full;

•	to the Class C notes, the class C principal distributable amount (as defined below) until the Class C notes are paid in full; and

•	to the Class D notes, the class D principal distributable amount (as defined below) until the Class D notes are paid in full.
     [The Class A principal distributable amount means, with respect to any payment date, an amount equal to the greater of the outstanding principal amount of the Class A-1 notes and the following: (a) the aggregate outstanding principal amount of the Class A notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [      ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of any class of Class A notes, the Class A principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class A notes on that payment date.]
     [The Class B principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes (after taking into account the payment of the Class A principal distributable amount on such payment date) and the aggregate outstanding principal amount of the Class B notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [       ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class B notes, the Class B principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class B notes on that payment date.]
     [The Class C principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes and the Class B notes (after taking into account the payment of the Class A principal distributable amount and the Class B principal distributable amount on such payment date) and the aggregate outstanding principal amount of the Class C notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [      ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class C notes, the Class C principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class C principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class C notes on that payment date.]

[The Class D principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes, the Class B notes and the Class C notes (after taking into account the payment of the Class A principal distributable amount, the Class B principal distributable amount and the Class C principal distributable amount on such payment date) and the outstanding principal amount of the Class D notes immediately prior to such payment date; minus (b) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class D notes, the Class D principal distributable amount will be at least an amount sufficient to pay the Class D notes in full; and provided further, that the Class D principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class D notes on that payment date.]
The issuing entity will pay principal of and interest on the notes monthly, on the [    ] day of each month (or on the next business day), which we refer to herein as the payment date. The first payment date is [            ,       ]. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the day immediately preceding the payment date, which we refer to herein as the record date.
The Class A-1 notes will accrue interest on the basis of a [360] day year and the actual number of days from the previous payment date to but excluding the next payment date, except that the first interest accrual period will be from [            ,       ], which we refer to herein as the closing date, to but excluding [            ,       ]. This means that the interest due on each payment date will be the product of:
•	the outstanding principal amount of the Class A-1 notes;

•	the interest rate; and

•	the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date), to but excluding the current payment date, divided by [360].
The Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will accrue interest on the basis of a [360] day year consisting of [twelve [30]] day months from the [15th] day of each calendar month to but excluding the [ th] day of the succeeding calendar month, except that the first interest accrual period will be from the closing date to but excluding [            ,       ]. This means that the interest due on each payment date will be the product of:
•	the outstanding principal amount of the related class of notes;

•	the applicable interest rate; and

•	[30] (or, in the case of the first payment date, [30]) divided by [360].

EARLY REDEMPTION OF THE NOTES	The servicer may purchase all the receivables when the pool balance of the receivables declines to [ ]% or less of the original aggregate principal balance of the receivables [plus the initial pre-funding deposit amount, if any,] as of the cut-off date. If the servicer exercises this “clean up call” option, all outstanding notes will be redeemed.

CREDIT ENHANCEMENT	Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, subordination of the Class C notes, subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class B notes	Subordination of the Class C notes, subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class C notes	Subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class D notes	The reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.
To the extent the credit enhancement described above does not cover any losses, noteholders will be allocated the losses in the manner described under “— Subordination of Principal and Interest” below.

Subordination of Principal and Interest	Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding:
•	payments of interest on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal of the Class A notes; and

•	payments of principal of the Class B notes, the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes.
As long as the Class A notes or Class B notes remain outstanding:
•	payments of interest on the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and Class B notes and, in certain circumstances, payments of principal of the Class A notes and the Class B notes; and

•	payments of principal of the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes and the Class B notes.
As long as the Class A notes, Class B notes or Class C notes remain outstanding:
•	payments of interest on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and, in certain circumstances, payments of principal of the Class A notes, the Class B notes and the Class C notes; and

•	payments of principal of the Class D notes will be subordinated to payment of principal of and interest on the Class A notes, the Class B notes and the Class C notes.

See “The Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Reserve Account	On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $[ ]. The reserve account will be an asset of the issuing entity, will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

On each payment date, after making required payments to the servicer[, the swap counterparty] and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

The amount that we refer to as the reserve account required amount with respect to any payment date is equal to [ ]% of the adjusted pool balance as of the cut-off date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to servicing fee and advances) and to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuing entity.

Overcollateralization	The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization would provide credit enhancement since receivables [plus amounts, if any, on deposit in the pre-funding account] in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the principal amount of the notes of all classes by approximately $[ ], which is approximately [ ]% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to [ ]% of the outstanding adjusted pool balance less the amounts in the reserve account on such payment date, after giving effect to withdrawals from, but prior to deposits to, the reserve account on the payment date. In general, the target amount of overcollateralization will decrease as the adjusted pool balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than [ ]% of the adjusted pool balance as of the cut-off date.

[INTEREST RATE SWAP AGREEMENT]	[The issuing entity will enter into a transaction under an interest rate swap agreement with the swap counterparty with respect to the floating rate notes,

which are the Class [ ] notes. The interest rate swap may provide the issuing entity with an additional source of funds to make payments on the notes.

Under the interest rate swap agreement, on each payment date the issuing entity generally will be obligated to pay the swap counterparty an amount equal to interest accrued on a notional amount equal to the principal balance of the Class A-[ ] Notes at the notional fixed rate of [ ]%, and the swap counterparty will be obligated to pay to the issuing entity interest accrued on the Class A-[ ] Notes [at the floating rate of the Class A-[ ] Notes].

Payments on the interest rate swap agreement will be exchanged on a net basis. The obligations of the issuing entity under the interest rate swap agreement are secured by the property of the issuing entity under the indenture. Net swap payments owed by the issuing entity to the swap counterparty (other than swap termination payments) rank higher in priority than all payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds. Any swap termination payment is subordinated to payments of [principal and] interest on the notes.

If the swap counterparty’s credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the notes by the rating agencies, the issuing entity will be entitled to terminate the interest rate swap agreement unless the swap counterparty: (1) posts collateral to secure its obligations under the interest rate swap agreement, (2) assigns the interest rate swap agreement to an eligible substitute swap counterparty, (3) obtains a guaranty by an institution with the requisite ratings or (4) establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the notes.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “Description of the Interest Rate Swap Agreement” in this prospectus supplement.]

ADJUSTED POOL BALANCE	The adjusted pool balance with respect to a payment date is equal to the pool balance [plus the amount in the pre-funding account] as of the end of the previous collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT	On the closing date, there will be an additional balance of receivables in the amount of $[ ] representing the initial yield supplement overcollateralization amount, which is approximately [ ]% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

PAYMENT WATERFALL	From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:
1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

2.	[To the swap counterparty, the net swap payment (other than swap termination payments),]

3.	To the Class A noteholders, the accrued and unpaid interest on the Class A notes,

4.	To the principal distribution account, the first priority principal distribution amount, which will generally be an amount equal to the excess of:
•	the outstanding principal amount of the Class A notes, over

•	the adjusted pool balance;
5.	To the Class B noteholders, accrued and unpaid interest on the Class B notes,

6.	To the principal distribution account, the second priority principal distribution amount, which will generally be an amount equal to the excess of:
•	the sum of the aggregate outstanding principal amount of the Class A notes and Class B notes, over

•	the adjusted pool balance;
provided that this amount will be reduced by any amount previously deposited in the principal distribution account in accordance with clause [4] above,

7.	To the Class C noteholders, accrued and unpaid interest on the Class C notes,

8.	To the principal distribution account, the third priority principal distribution amount, which will generally be an amount equal to the excess of:
•	the sum of the aggregate outstanding principal amount of the Class A notes, Class B notes and Class C notes, over

•	the adjusted pool balance;
provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses [4] and [6] above,

9.	To the Class D noteholders, accrued and unpaid interest on the Class D notes,

10.	To the principal distribution account, the regular principal distribution amount, which will generally be an amount equal to the excess of:
•	the aggregate outstanding principal amount of the notes, over

•	the adjusted pool balance minus the target overcollateralization amount;
provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses [4], [6] and [8] above,

11.	[To the swap counterparty, any swap termination payments,]

12.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

13.	To the indenture trustee and the owner trustee, reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

14.	To the holder of the certificate, which we refer to herein as the certificateholder, all remaining funds, if any.
For more detailed information concerning the payment waterfall, you should refer to “The Notes.”

EVENTS OF DEFAULT	The indenture governing the terms and conditions of the notes includes a list of adverse events called events of default. Events of default under the applicable indenture include the following:
1.	the issuing entity fails to pay interest on any note of the controlling class within [thirty-five] days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for [60] days (extendable to [90] days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least [25%] of the aggregate outstanding principal amount of the notes of the controlling class;

4.	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for [60] days (extendable to [90] days if breach is of the type that can be cured within [90] days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least [25%] of the aggregate outstanding principal amount of the notes of the controlling class; and

5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
The controlling class is the most senior class of notes then outstanding.

REMEDIES UPON EVENTS OF DEFAULT	If an event of default occurs and continues, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal amount of the controlling class of notes may declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority in principal amount of the controlling class of the notes then outstanding. The controlling class is the most senior class of notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “The Notes — Event of Default Payment Priority.”

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default” in the accompanying prospectus.
If an event of default relates to a failure of the issuing entity to pay interest on the controlling class of notes for thirty-five days after the due date or a default in the payment of any principal of the most senior class of notes, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of the controlling class of notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least [66 2/3%] of the aggregate outstanding principal amount of the controlling class of notes. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and certificates consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and certificates at the date of sale.
Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under “— Events of Default” that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the notes on each payment date in the following order of priority:
•	to interest on the Class A notes ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

•	to interest on the Class B notes;

•	to the principal amount of the Class B notes until such principal amounts are paid in full;

•	to interest on the Class C notes;

•	to the principal amount of the Class C notes until such principal amount is paid in full;

•	to interest on the Class D notes; and

•	to the principal amount of the Class D notes until such principal amount is paid in full.

TAX STATUS	On the closing date and subject to certain assumptions and qualifications, Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the issuing entity, will render an opinion to the effect that: (1) the notes will be classified as debt for federal income tax purposes, and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes. See “Material United States Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS	Subject to the satisfaction of important conditions described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangements, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT	The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

MONEY MARKET INVESTMENT	The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, before making such a purchase you are encouraged to consult your counsel regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

RATINGS	It is a condition to the issuance of the notes that the notes will receive the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and referred to herein as S&P, Moody’s Investors Service, Inc., which we refer to herein as Moody’s, and Fitch, Inc. which we refer to herein as Fitch. We refer herein to S&P, Moody’s and Fitch each as a rating agency and together as the rating agencies:

Class	S&P	Moody's	Fitch
Class A-1 notes
Class A-2 notes
Class A-3 notes
Class A-4 notes
Class B notes
Class C notes
Class D notes

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS
     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page 7 of the accompanying prospectus.

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

Features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

	•	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic and weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist. As of the cut-off date, the seller’s records indicate that, based on the state where the vehicles relating to the receivables are titled, the receivables were concentrated in the following states:

Percentage of Total
		State	Principal Balance

No other state constituted more than [ ]% of the aggregate principal balance of the receivables as of the cut-off date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables Pool” in this prospectus supplement.

	•	Newly originated contracts may be more likely to default, which may cause losses. Defaults on motor vehicle receivables tend to occur at higher rates during the early years of the contract. Substantially all of the receivables will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default on the receivables than if the receivables had been outstanding for a longer period of time.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

	•	The rate of return of principal is uncertain. The amount of

distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

• An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, there could be a materially adverse effect on the yield on your notes.

Used vehicles included in receivables pool may incur higher losses than new vehicles.	Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool — Composition of the Receivables Pool” in this prospectus supplement.

Repurchase obligations are limited.	The issuing entity will be obligated to remove from the issuing entity property, the depositor will be obligated to repurchase from the issuing entity and the seller will be obligated to repurchase from the depositor, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable. The issuing entity, the depositor and the seller will represent that each receivable is secured by a financed vehicle and that each receivable was originated in accordance with the seller’s credit and collection policy as of the date of such origination. The issuing entity, the depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the issuing entity, the depositor and the seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

You may suffer delays in payment or losses as a result of the manner in which principal of the notes is paid.	No principal will be paid on any class of notes until the Class A-1 notes have been paid in full. After the Class A-1 notes have been paid in full, the aggregate principal distribution amount for any payment date will be divided among the remaining classes of the Class A notes, the Class B notes, the Class C notes and the Class D notes in a manner intended to maintain the credit enhancement, including amounts on deposit in the reserve account, for each such class, after giving effect to such allocation, in an amount equal to the greater of the target overcollateralization amount and the following approximate percentages of the aggregate principal balances of the receivables: [ ]% for the Class A notes, [ ]% for the Class B notes, [ ]% for the Class C notes and [ ]% for the Class D notes. In addition, principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid sequentially.

A portion of the principal of the Class B notes, the Class C notes and the Class D notes may be paid before payment in full of the later maturing classes of Class A notes. Holders of the Class B notes, the Class C notes and the Class D notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the issuing entity at a price insufficient to pay the balance of the later maturing classes of Class A notes. If this occurs, the holders of later maturing classes of Class A notes could suffer a loss on their investment.

In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under “— The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes”, the subordination of the Class B notes, the Class C notes and the Class D notes will increase after an event of default occurs, resulting in an even more pronounced effect on payment.

As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes, Class C notes and Class D notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Principal of and interest on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Your notes may not be repaid on their final scheduled maturity date.	It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

[You may experience a loss on your notes as a result of payments due to or from the swap counterparty under the interest rate swap agreement.]	[The issuing entity will enter into an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the Class [ ] notes will bear interest at a floating rate. The issuing entity will use payments made by the swap counterparty as an additional source of funds to make payments on each payment date in accordance with the payment waterfall.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes in accordance with the payment waterfall. If the swap counterparty fails to pay the net amount due, collections on the receivables, together with funds on deposit in the reserve account, may be insufficient to make payments of interest and principal on your notes on any payment date. Consequently, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either the swap counterparty or the issuing entity to make payments when due, insolvency of the swap counterparty or the issuing entity, illegality or the failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on each of the Class [ ] notes supported by the interest rate swap agreement exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into, and collections on the receivables and amounts on deposit in the reserve account are insufficient to make all payments on any payment date in accordance with the payment waterfall, you may experience delays and/or reductions in the interest and principal payments on your notes.]

Amounts in the reserve account may not be liquid.	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each rating agency confirms in writing that doing so will not affect its ratings on the notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

Calculation of the overcollateralization amount and amounts required to be on deposit in the reserve account may change.	The servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the target overcollateralization amount or the amount required to be on deposit in the reserve account that is different from the formula described under “Credit Enhancement — Overcollateralization” or “Credit Enhancement — Reserve Account,” as applicable, or change the manner by which the reserve account is funded. If the servicer requests such change in writing and each rating agency delivers a letter to the indenture trustee to the effect that the use of any new formula or change in the manner in which the reserve account is funded will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the target overcollateralization amount or the amount required to be on deposit in the reserve account, as applicable, will be determined in accordance with the new formula or, if applicable, the manner in which the reserve account is funded will change.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes.	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the Adjusted Pool Balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes, and no principal will be paid on the Class B notes until the Class A notes have been paid in full.

If you own Class C notes, you are subject to greater credit risk because the Class C notes are subordinate to the Class A notes and the Class B notes.	The Class C notes bear greater risk than the Class A notes and the Class B notes because payments of interest and principal on the Class C notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes and the Class B notes.

Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes, and no principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

If you own Class D notes, you are subject to greater credit risk because the Class D notes are subordinate to the Class A notes, the Class B notes and the Class C notes.	The Class D notes bear greater risk than the Class A notes, the Class B notes and the Class C notes because payments of interest and principal on the Class D notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes.

Interest payments on the Class D notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes, an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance, interest payments on the Class C notes and an allocation of principal payments to the Class C notes to the extent the sum of the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes exceeds the adjusted pool balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, Class B notes and Class C notes, and no principal will be paid on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes and Class D notes, after the Class A notes have been paid in full but the Class B notes, the Class C notes and the Class D notes are still outstanding, the Class C notes and the Class D notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes and the Class D notes are still outstanding, the Class D notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes of the controlling class within [thirty-five days] of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture.	If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes.	The issuing entity will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the outstanding senior class(es) of notes following:

• an event of default under the indenture relating to the payment of principal on any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

• an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuing entity which has resulted in an acceleration of the notes; or

• a liquidation of the issuing entity assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur.	Because the issuing entity has pledged the issuing entity property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding, and the Class D notes after the Class C notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the issuing entity property, including a sale of the assets of the issuing entity.

In addition, the holders of a [majority] of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B notes, Class C notes or Class D notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of Class C notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes and the Class B notes have been paid in full. The holders of Class D notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes, the Class B notes and the Class C notes have been paid in full.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Discount pricing incentives or other marketing incentive programs on new cars by Hyundai Motor Finance Company, Hyundai Motor America or by its competitors that effectively reduce the cost of purchasing new cars may have the effect of reducing demand by consumers for used cars. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Hyundai Motor Finance Company, Hyundai Motor America or any of its competitors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.	If a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or

• the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Withdrawal or downgrading of the initial ratings of the notes will affect the prices for the notes upon resale.	A rating is not a recommendation to buy, sell or hold notes. The ratings are an assessment by the rating agencies of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled maturity date. Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and affect your ability to resell your notes. The ratings do not consider to what extent the notes will be subject to prepayment.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking Société Anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Notes — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The

Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the note.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date until the end of the funding period, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the seller with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the funding period. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

USE OF PROCEEDS
     The depositor will use the net proceeds from the issuance of the Notes (proceeds from the sale of Notes minus the underwriting discount in the amount of $[ ], payable to the underwriters) to:
•	purchase the Receivables from the seller;

•	[deposit the pre-funded amount, if any, into the pre-funding account]; and

•	make the initial deposit into the Reserve Account.
     The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including “warehouse” debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Hyundai Auto Receivables Trust 200[ ]-[ ] is a statutory trust formed [ , ] under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity has been established and operated pursuant to a trust agreement. Hyundai Motor Finance Company, a California corporation (“HMFC”), will be the administrator of the issuing entity.
     The issuing entity will not engage in any activity other than:
•	purchasing the pool of motor vehicle retail installment sale contracts (the “Receivables”) funding the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•	assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the [interest rate swap agreement and the] transaction documents to which it is or will be a party;

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholder and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•	entering into derivative transactions with Rating Agency approval (or satisfaction of the Rating Agency Condition) at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.
     The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:
     The owner trustee and depositor may, with the consent of the holders of a majority of the outstanding Notes of the Controlling Class and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Rating Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholders. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:
1.	reduce the interest rate or principal amount of any Note or Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.
The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholders but with prior notice to the Rating Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholders, provided that such action will not, as evidenced by notice from each Rating Agency that such amendment will not result in a reduction, withdrawal or downgrade of the current rating of each class of Notes, materially and adversely affect the interest of any of those Noteholders or Certificateholder; provided further, that such amendment will not be deemed to adversely affect in any material respect the interest of any Noteholder or Certificateholder if the person requesting such amendment obtains a letter from the Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Notes and the Certificate.
     The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders, and (ii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder or Certificateholder.
     The trust agreement only allows the issuing entity to issue the offered Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under “Description of the Indenture — Modification of Indenture” in the accompanying prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “— The Owner Trustee” below.
     The servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Transfer and Servicing Agreements — Servicing Procedures” herein and “Receivables Underwriting and Servicing Procedures” in the accompanying prospectus. The servicer also has the discretion to exercise the clean-up call as described under “The Notes — Optional Prepayment” below.

     Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.
     The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying prospectus.
Capitalization of the Issuing Entity
     At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement. The Certificate will be issued to the depositor.
     The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date:

Class A-1 Notes	$
Class A-2 Notes	$
Class A-3 Notes	$
Class A-4 Notes	$
Class B Notes	$
Class C Notes	$
Class D Notes	$
Overcollateralization(1)	$

Total	$

(1)	Includes Yield Supplement Overcollateralization Amount
     The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$
[Pre-Funding Account]
Reserve Account	$

Total	$
THE OWNER TRUSTEE
     [    ] is the owner trustee under the trust agreement. [    ] is [a Delaware banking corporation] with trust powers incorporated in [ ] and its principal offices are located at [    ]. The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes — Payment & Distributable Amounts”.
     [    ] has served as owner trustee in numerous asset-backed securities transactions involving auto receivables. [    ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [    ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee. [To be updated with information provided by owner trustee.]

     Neither the owner trustee nor the indenture trustee will independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of Receivables, or the underlying data used for such determinations.
THE INDENTURE TRUSTEE
     The indenture trustee is [    ], a [national banking association], and its principal offices are located at [    ]. [Description of experience serving as Indenture Trustee for auto retail securitizations including updated information to be provided by the Indenture Trustee.]
     The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes – Payment & Distributable Amounts”.
OVERVIEW OF HMFC RETAIL LOAN FINANCING OPERATIONS
     HMFC is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The receivables being securitized were purchased by HMFC from Dealers in the ordinary course of HMFC’s business. The following table contains information about the retail installment sale contracts purchased by HMFC from Dealers during each of the periods indicated.
Origination Characteristics

	For the year ended December 31,
	2005	2004	2003	2002	2001
Number of receivables purchased	104,266	68,377	53,612	53,536	48,394
Aggregate original principal balance	$1,812,165,900	$1,214,536,400	$924,010,100	$860,293,400	$806,172,100
Average original term (in months)	64.3	63.9	62.4	63.1	62.4
Securitization
     Since 2001, one of the primary funding sources for HMFC has been the packaging and sale of receivables through asset-backed securitizations, with receivables pools ranging from approximately $[550] million to approximately $[921] million. The 2001 and 2002 securitizations were privately placed and the 2003, 2004, 2005 and 2006 securitizations were sold to the public under registered transactions. HMFC purchases receivables from dealers and generally holds, or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction. During this interim period, HMFC’s financing needs are met, in part, through the use of warehouse finance and other loan facilities. These loan facilities are provided by a number of financial institutions and provide liquidity to fund HMFC’s acquisition of receivables.
     A significant portion of HMFC’s receivables are sold in securitization transactions. These assets support payments on the securities and are not available to HMFC’s creditors generally. At [December 31, 2005], HMFC had approximately $[1.57] billion, or [56]% of its receivables pledged in connection with securitization transactions. HMFC expects that securitizations will continue to be a material funding source.

     HMFC’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction. For more information regarding HMFC’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “Delinquencies, Repossessions and Credit Loss Information” and “Static Pool Data”.
     Servicing
     General. HMFC is the servicer for all of the motor vehicle retail installment sale contracts that it finances. As the servicer, HMFC generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts.
     HMFC started servicing motor vehicle retail installment sale contracts shortly after it was incorporated in September 1989. Although HMFC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HMFC generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HMFC may be replaced or removed as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreements” below. If the servicing of any receivables was to be transferred from HMFC to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen during such a transition period. Although HMFC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See “Risk Factors — If Hyundai Motor Finance Company is no longer the servicer, you may experience delays in payment or losses on your notes” and “Adverse events with respect to Hyundai Motor Finance Company or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.
     In the normal course of its servicing business, HMFC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HMFC believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, HMFC retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HMFC believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HMFC’s ability to perform its servicing functions under the sale and servicing agreement.
     Servicer Advances. The servicer may make advances if payment on retail installment sale contracts has not been received in full by the end of the month. See “Advances”.
     Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of HMFC’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Delinquencies, Repossession and Credit Loss Information”. For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents” in the accompanying prospectus.
     None of the asset-backed securitization transactions involving HMFC as servicer have defaulted or experienced an early amortization or other performance triggering event. For more information regarding HMFC’s servicing obligations with respect to the receivables, you should refer to “Description of the Transaction Documents” in the accompanying prospectus. HMFC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HMFC as servicer.
     Financial Condition of Hyundai Motor Company
     HMFC is an indirect wholly-owned subsidiary of Hyundai Motor Company (“HMC”). Although HMC is not guaranteeing the issuing entity’s obligations under the notes, HMC’s financial condition may affect HMFC’s ability to service the receivables. For the fiscal year ended [December 31, 2004], HMC reported consolidated net income of [1.69 trillion] Won (US $[1.62 billion]). Consolidated gross profit totaled [13.68 trillion] Won (US $[13.11 billion]). Total sales were at [53.10 trillion] Won (US $[50.87 billion]), up from the prior year total sales of [46.59 trillion] Won (US $44.63 billion).

     The foregoing expression of Korean Won in U.S. dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of [1,043.80] Won/dollar, the average rate for the fiscal year ended [December 31, 2004].
     See “Risk Factors — Adverse events with respect to Hyundai Motor Finance Company or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.
THE ISSUING ENTITY PROPERTY
     The Notes will be collateralized by the assets of the issuing entity (the “issuing entity property”). The primary assets of the issuing entity will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts, that are secured by a combination of new or used automobiles and light-duty trucks that are financed by those contracts. The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles and light-duty trucks.
     After giving effect to the transactions described in this prospectus supplement, the property of the issuing entity will include:
1.	the Receivables;

2.	security interests in the Financed Vehicles and any related property;

3.	amounts received on the Receivables after the close of business on the Cut-off Date;

4.	the Collection Account, Note Distribution Account, Reserve Account [, pre-funding account] and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit therein);

5.	all proceeds from liquidation of Receivables (net of certain liquidation expenses) and any other proceeds, the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors, including any vendor’s single interest or other collateral protection insurance policy;

6.	HMFC’s right to receive payment from dealers pursuant to repurchase obligations under a dealer agreement;

7.	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

8.	the rights of the depositor under the receivables purchase agreement;

9.	any right of the depositor to realize upon any property that secures a Receivable;

10.	all of the depositor’s rights in certain documents relating to the Receivables; and

11.	all proceeds of the foregoing.
     HMFC purchased the Receivables from dealers in the ordinary course of business in accordance with HMFC’s underwriting standards. On or before the Closing Date, HMFC will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to a sale and servicing agreement. HMFC will continue to service the Receivables. The Receivables to be held by the issuing entity will be selected from those motor vehicle retail installment sale contracts in HMFC’s portfolio that meet several criteria. These criteria provide that each Receivable:

•	had a remaining term of not more than [ ] months;

•	had a remaining principal balance of at least $[ ] and an original balance of not more than $[ ];

•	had an APR of [ ]% to [ ]%;

•	had an original term to maturity of [ ] months to [ ] months;

•	was not more than [ ] days past due; and

•	satisfied the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.
     All of the Receivables are Simple Interest Receivables. See “Description of the Receivables — Calculation Methods” in the accompanying prospectus. HMFC attempts to select a pool of receivables that is a representative sample of its overall portfolio of retail installment sale contracts, maturing over the life of the transaction, and that meet the above criteria.
     The composition, distribution by annual percentage rate (“APR”), geographic distribution by state, distribution by remaining term to scheduled maturity, distribution by credit score and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.
Representations, Warranties and Covenants
     In the receivables purchase agreement and sale and servicing agreement, HMFC as seller will make representations and warranties with respect to each Receivable as described under “The Issuing Entity Property” hereunder and under “Description of the Receivables — The Receivables Pools” in the accompanying prospectus. The servicer will also make representations and warranties as described under “Description of the Transaction Documents — Sale of the Receivables; Pledge of the Receivables” and “Receivables Underwriting and Servicing Procedures — Servicing Procedures and Requirements” in the accompanying prospectus, each of which may require repurchase of the related receivables if breached, as described below. There will be no independent verification of the servicer’s, seller’s or depositor’s determination that such Receivables must be repurchased.
     The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, which breach is not cured prior to the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer elects, an earlier date), the seller will repurchase such Receivable.
     In addition, in the sale and servicing agreement, the depositor will make certain representations and warranties, including, among other things that:
     1. Each Receivable constitutes “chattel paper” within the meaning of the UCC.
     2. Immediately upon the transfer thereof from the depositor to the issuing entity pursuant to the sale and servicing agreement, the issuing entity will have good and marketable title to each Receivable, free and clear of any lien of any person.
     3. The sale and servicing agreement creates a valid and continuing security interest in the Receivables in favor of the issuing entity, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the depositor.
     4. The depositor has caused, or will have caused within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable

Uniform Commercial Code in order to perfect its security interest in the Receivables granted to the issuing entity under the sale and servicing agreement.
THE RECEIVABLES POOL
Composition of the Receivables Pool

Aggregate Principal Balance	$ [ ]
Number of Receivables	[ ]
Average Remaining Principal Balance	$ [ ]
Average Original Amount Financed	$ [ ]
Original Amount Financed (range)	$[ ]to$[ ]
Remaining Principal Balances (range)	$[ ]to$[ ]
Weighted Average APR	[ ]	%
APR (range)	[ ]% to [ ]	%
Weighted Average Original Term	[ ] months
Original Term (range)	[ ] months to [ ] months
Weighted Average Remaining Term	[ ] months
Remaining Term (range)	[ ] months to [ ] months
Percentage of New Motor Vehicle Receivables (by Principal Balance of Receivables)	[ ]	%
Percentage of Used Motor Vehicle Receivables (by Principal Balance of Receivables)	[ ]	%
Percentage of Receivables Financed through Hyundai Dealers (by Principal Balance of Receivables)	[ ]	%
Percentage of Receivables Financed through Kia Dealers(1)(by Principal Balance of Receivables)	[ ]	%
Weighted Average FICO®(2)(3)	[ ]
FICO® scores representing 90% of the pool balance as of origination (range)(3)[(4)]	[ ] to [ ]

(1)	HMFC started purchasing receivables from Kia dealers in October 2003.

(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.

(4)	[Less than [5%] of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceed [ ] and less than [5%] of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) fall below [ ].]
     The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Distribution of the Receivables by “APR”

Percentage of
	Number of	Aggregate Principal	Aggregate Principal
Contract Rate Range	Receivables	Balance	Balance
0.00%		$	%
0.01% to 0.99%		$	%
1.00% to 1.99%		$	%
2.00% to 2.99%		$	%
3.00% to 3.99%		$	%
4.00% to 4.99%		$	%
5.00% to 5.99%		$	%
6.00% to 6.99%		$	%
7.00% to 7.99%		$	%
8.00% to 8.99%		$	%
9.00% to 9.99%		$	%
10.00% to 10.99%		$	%
11.00% to 11.99%		$	%
12.00% to 12.99%		$	%
13.00% to 13.99%		$	%
14.00% to 14.99%		$	%
15.00% to 15.99%		$	%
16.00% to 16.99%		$	%
17.00% to 17.99%		$	%
18.00% to 18.99%		$	%
19.00% to 19.99%		$	%
20.00% to 20.99%		$	%
21.00% to 21.99%		$	%
22.00% and over		$	%

Total		$	%

Geographic Distribution of the Receivables by State

	Number of	Aggregate	Percentage of Aggregate
State(1)	Receivables	Principal Balance	Principal Balance
New York		$	%
Florida		$	%
California		$	%
Texas		$	%
Illinois		$	%
Pennsylvania		$	%
New Jersey		$	%
Maryland		$	%
Ohio		$	%
Nevada		$	%
Arizona		$	%
Virginia		$	%
Georgia		$	%
Washington		$	%
Arkansas		$	%
Michigan		$	%
Missouri		$	%
Minnesota		$	%
North Carolina		$	%
Wisconsin		$	%
Kentucky		$	%
Tennessee		$	%
Connecticut		$	%
Alabama		$	%
Indiana		$	%
West Virginia		$	%
Colorado		$	%
Iowa		$	%
New Hampshire		$	%
South Carolina		$	%
Oklahoma		$	%
Kansas		$	%
Maine		$	%
Oregon		$	%
New Mexico		$	%
Nebraska		$	%
Idaho		$	%
Utah		$	%
Hawaii		$	%
Delaware		$	%
North Dakota		$	%
Vermont		$	%
Montana		$	%
Rhode Island		$	%
South Dakota		$	%
Wyoming		$	%
Alaska		$	%
District of Columbia		$	%

Total		$	%

(1)	Based on the state where the Financed Vehicle is titled.

Distribution of the Receivables by Remaining Term to Scheduled Maturity

Percentage of
Remaining Term	Number of	Aggregate	Aggregate Principal
to Scheduled Maturity	Receivables	Principal Balance	Balance
6 months or less		$	%
7 months to 12 months.		$	%
13 months to 18 months		$	%
19 months to 24 months		$	%
25 months to 30 months		$	%
31 months to 36 months		$	%
37 months to 42 months		$	%
43 months to 48 months		$	%
49 months to 54 months		$	%
55 months to 60 months		$	%
61 months to 66 months		$	%
67 months to 72 months		$	%

Total		$	%

Distribution of the Receivables by Remaining Principal Balance

Percentage of
	Number of	Aggregate	Aggregate
Remaining Principal Balance	Receivables	Principal Balance	Principal Balance
$2,000.00 to $2,500.00		$	%
$2,500.01 to $5,000.00		$	%
$5,000.01 to $7,500.00		$	%
$7,500.01 to $10,000.00		$	%
$10,000.01 to $15,000.00		$	%
$15,000.01 to $20,000.00		$	%
$20,000.01 to $25,000.00		$	%
$25,000.01 to $30,000.00		$	%
$30,000.01 to $35,000.00		$	%
$35,000.01 and over		$	%

Total		$	%

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION
     Set forth below is information concerning HMFC’s experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HMFC. Credit losses are an expected cost in the business of extending credit and are considered in HMFC’s rate-setting process.
     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HMFC. There is no assurance that HMFC’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HMFC’s delinquency, repossession and loss experience may be adversely affected.
     The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HMFC’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.
     The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HMFC’s portfolio of contracts for new and used automobiles and light-duty trucks.
     In the table below, the delinquency as of [December 31, 2003, 2004 and 2005] is based on the number of days more than [16]% of a scheduled payment or payments (on a cumulative basis) is contractually past due. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over [29] days contractually past due. The information included below under the headings “60+ Days Delinquent” and “Total Delinquencies” excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HMFC’s experience shown in the following tables.
Serviced Portfolio Delinquency Experience

	Serviced at December 31,
	2005		2004		2003
		Number of		Number of		Number of
	Dollars	Receivables	Dollars	Receivables	Dollars	Receivables
Outstandings	$2,790,633,764	216,856	$2,070,112,728	166,358	$1,698,524,928	140,081
30-59 Days Delinquent	$61,311,719	5,207	$47,915,955	4,157	$51,397,789	4,424
60+ Days Delinquent	$18,179,538	1,599	$13,112,440	1,240	$13,815,910	1,255
Total Delinquencies	$79,491,257	6,806	$61,028,395	5,397	$65,213,699	5,679
Total Delinquencies (%)	2.85%	2.85%	2.95%	3.24%	3.84%	4.05%
     The information in the table below includes contracts for new and used automobiles and light-duty trucks. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the table. The information set forth under the heading “Gross Charge-offs” represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.
     The information set forth under the heading “Recoveries” generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading “Number of Repossessions sold” means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

Serviced Portfolio Loss Experience

	For the year ended December 31,
	2005	2004	2003
Number of Receivables	216,856	166,358	140,081
Average Number of Receivables	188,566	155,048	135,300
Period End Outstandings ($)	$2,790,633,764	$2,070,112,728	$1,698,524,928
Average Outstandings ($)	$2,354,865,718	$1,899,405,634	$1,649,811,577
Gross Charge-offs ($)(1)	$53,498,118	$51,011,756	$45,832,205
Gross Charge-Offs as a % of Period End Outstandings	1.92%	2.46%	2.70%
Gross Charge-Offs as a % of Average Outstandings	2.27%	2.69%	2.78%
Recoveries ($) (2)	$13,202,186	$11,586,523	$8,764,393
Net Charge-offs ($)	$40,295,933	$39,425,233	$37,067,813
Net Charge-offs as a % of Period End Outstandings	1.44%	1.90%	2.18%
Net Charge-offs as a % of Average Outstandings	1.71%	2.08%	2.25%
Number of Repossessions sold	4,874	4,625	4,145
Number of Repossessions sold as a % of Average Outstandings	2.58%	2.98%	3.06%

(1)	Gross charge-offs are after the sale of the vehicle less any money collected for the sale, and include full balance charge-offs which occur at 120 days plus delinquent. Contracts are generally charged off at the earlier of 120 days past due and sale of the repossessed vehicle. See “Receivables Underwriting and Servicing Procedures — Collection and Repossession Procedures” in the accompanying prospectus for additional information regarding HMFC’s charge-off policy.

(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off.
     See “Description of the Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.
STATIC POOL DATA
     Appendix A to this prospectus supplement (“Appendix A”) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HMFC, including those receivables acquired by HMFC that were included in the [Hyundai Auto Receivables Trust 2001-A, 2002-A, 2003-A, 2004-A and 2005-A transactions]. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.
     The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.
     Information in Appendix A and in this section “Static Pool Data” relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.
WEIGHTED AVERAGE LIFE OF THE NOTES
     Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.
     The tables below (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:
•	the issuing entity holds [twelve] pools of Receivables with the following characteristics:
ABS Tables

	Aggregate		Original Term to	Remaining Term to
Pool	Principal Balance	APR	Maturity (in Months)	Maturity (in Months)
1	$	%
2		%
3		%
4		%
5		%
6		%
7		%
8		%
9		%
10		%
11		%
12		%

Total	$
•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases (except as set forth below);

•	each scheduled payment on the receivables is made on the last day of each month beginning in [ ] and each month has [30] days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

•	payments on the Notes are paid in cash on each Payment Date commencing [ , ], and on the [ ] calendar day of each subsequent month;

•	the Closing Date is [ , ];

•	[$___will be deposited in the pre-funding account on the closing date; ]

•	[all of the funds in the pre-funding account are used to purchase additional receivables;]

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided; and

•	interest accrues on the Notes at their respective interest rates as set forth on the front cover of this prospectus supplement.
     The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.
     As used in the ABS Tables, the “Weighted Average Life” of a class of Notes is determined by:
•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages

	Class A-1 Note					Class A-2 Note
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables .

(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables .
This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions .

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.
This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class B and Class C Notes Principal at Various ABS Percentages

	Class B Notes					Class C Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.
This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class D Notes Principal at Various ABS Percentages

	Class D Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%

Weighted Average Life to Maturity (years)(1) 1)
Weighted Average Life to Call (years)(2) (2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.
This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

THE DEPOSITOR, THE SPONSOR, THE SELLER AND THE SERVICER
     Information regarding the depositor, the sponsor, the seller and the servicer is set forth under the captions “The Depositor” and “The Sponsor, the Seller and the Servicer,” respectively, in the accompanying prospectus.
THE NOTES
     The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See “Description of the Notes” and “Description of the Indenture” in the prospectus.
General
     The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the Noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. [          ] will be the indenture trustee. You may contact the indenture trustee at [                                ], or by calling [      ].
     All payments required to be made on the Notes will be made monthly on the [ ] day of each month or, if that day is not a Business Day, then the next Business Day (a “Payment Date”), beginning [                 ,      ].
     The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.
     The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes is set forth on the cover page to this prospectus supplement. The permissible denominations of the Notes are set forth above in “Summary of Terms — The Offered Notes.”
Payments of Interest
     Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an ”Interest Rate”) and will be payable to the Noteholders on each Payment Date, commencing [           ].
     Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the related Interest Rate from and including the [ ] day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the [ ] day of the following calendar month.
     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by [360], and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a [360]-day year consisting of twelve [30]-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.
     Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be distributed in respect of interest on the Notes in the order of priority set forth below under “The Notes — Payment of Distributable Amounts”. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes. To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.
Payments of Principal
     The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:
•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount;

•	the Third Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.
     The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described under “The Notes — Payment of Distributable Amounts.”
     Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:
     1. to the Class A Notes, the Class A Principal Distributable Amount in the following order of priority:
•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes until paid in full;

•	to the Class A-3 Notes until paid in full; and

•	to the Class A-4 Notes until paid in full;
     2. to the Class B Notes, the Class B Principal Distributable Amount until paid in full;
     3. to the Class C Notes, the Class C Principal Distributable Amount until paid in full;
     4. to the Class D Notes, the Class D Principal Distributable Amount until paid in full; and
     5. to the Certificateholder, any remaining amounts.
     The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.
     If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to “The Notes — Payment of Distributable Amounts” in this prospectus supplement.

Event of Default Payment Priority
     Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under “Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default” in the attached prospectus that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the Notes on each Payment Date in the following order of priority:
•	to interest on the Class A Notes ratably;

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

•	to interest on the Class B Notes;

•	to the principal amount of the Class B Notes until such principal amount is paid in full;

•	to interest on the Class C Notes;

•	to the principal amount of the Class C Notes until such principal amount is paid in full;

•	to interest on the Class D Notes; and

•	to the principal amount of the Class D Notes until such principal amount is paid in full.
Optional Prepayment
     If the servicer exercises its option to purchase on any Payment Date the Receivables when the Pool Balance declines to [10]% or less of the Pool Balance as of the Cut-off Date, the holders of the outstanding Notes will receive an amount in respect of the Notes equal to the outstanding principal amount of the Notes, together with accrued but unpaid interest at the related Interest Rate (each such payment, a “Redemption Payment”). The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero). To exercise the option, the servicer must deposit the Redemption Payment into the Collection Account. The issuing entity is not obligated to pay any redemption premium or make-whole amount.
Payments on the Notes
     On or before the [10th] calendar day of each month (or, if the [10]th day is not a Business Day, the next succeeding Business Day (each a “Determination Date”), the servicer will inform the owner trustee, the indenture trustee and the depositor in writing of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. The servicer will prepare and provide to the indenture trustee, the owner trustee and the depositor, with a copy to each Rating Agency, two Business Days prior to each Payment Date, a statement (the “Servicer’s Certificate”) setting forth the information discussed above as well as the following:
1.	Available Amounts;

2.	Class A Noteholders’ interest distribution;

3.	Class B Noteholders’ interest distribution;

4.	Class C Noteholders’ interest distribution;

5.	Class D Noteholders’ interest distribution;

6.	Principal Distribution Amount;

7.	the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders; and

8.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under “— Reports by the Indenture Trustee to the Noteholders.”
     The indenture trustee will make payments to the Noteholders, from the Note Distribution Account, of the amounts deposited to the Note Distribution Account from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading “— Payment of Distributable Amounts”.
Reports by the Indenture Trustee to the Noteholders
     On each Payment Date, the servicer shall provide to the indenture trustee (with a copy to each Rating Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:
•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•	the outstanding amount of each class of Notes and the note pool factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Determination Date after giving effect to deposits and withdrawals to be made on the relevant Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	[the amount and application of any funds withdrawn from the pre-funding account and the addition or removal of receivables as a result of a pre-funding arrangement or revolving period, in each case with respect to such Payment Date;]

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the Servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material breaches of representations, warranties or covenants contained in the Receivables;

•	any new issuance of notes or other securities backed by the Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables; and

•	any amounts distributed to the Certificateholders.
     The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (additional files containing the same information in an alternative format), via its internet web site (initially located at [               ]). The indenture trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in [     ], the indenture trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).
     The depositor and the issuing entity will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K. [For so long as such filings and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings.] The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.
Payment of Distributable Amounts
     Prior to each Payment Date, except as set forth above under “The Notes — Event of Default Payment Priority”, the servicer will calculate the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

2.	[to the swap counterparty, the Net Swap Payments (other than Swap Termination Payments);]

3.	to the Class A Noteholders:
•	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;
4.	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

5.	to the Class B Noteholders:
•	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;
6.	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

7.	to the Class C Noteholders:
•	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;
8.	to the Principal Distribution Account, the Third Priority Principal Distribution Amount;

9.	to the Class D Noteholders:
•	the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;
10.	to the Principal Distribution Account, the Regular Principal Distribution Amount;

11.	[to the swap counterparty, any Swap Termination Payments;]

12.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

13.	to the indenture trustee and owner trustee, any accrued and unpaid Trust Expenses, in each case to the extent such expenses have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

14.	to the Certificateholder, all remaining funds.
     The Principal Distribution Amount will be allocated among the Notes as described above under “— Payments of Principal.” Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under “Credit Enhancement — Reserve Account” below. Amounts distributed to the Certificateholder will not be available in later periods to make payments on Notes or to fund chargeoffs or the Reserve Account.
     For the purposes of this prospectus supplement, the following terms will have the following respective meanings:
     “Adjusted Pool Balance” means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.
     “Class A Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the greater of the outstanding principal amount of the Class A-1 Notes and the following:
     (a) the aggregate outstanding principal amount of the Class A Notes immediately prior to such Payment Date; minus
     (b) the lesser of:
     (i) an amount equal to the product of:
     (A) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (B) the sum of [ ]% and the percentage equivalent of a fraction equal to:
     (x) the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by
     (y) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;
provided, however, that on the Final Scheduled Maturity Date of any class of Class A Notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class A Notes on that Payment Date.
     “Class B Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to:

     (a) the sum of the aggregate outstanding principal amount of the Class A Notes (after taking into account the payment of the Class A Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class B Notes immediately prior to such Payment Date; minus
     (b) the lesser of:
     (i) an amount equal to the product of:
     (A) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (B) the sum of [          ]% and the percentage equivalent of a fraction equal to:
     (x) the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by
     (y) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;
provided, however, that on the Final Scheduled Maturity Date of the Class B Notes, the Class B Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class B Notes on that Payment Date.
     “Class C Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to:
     (a) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes (after taking into account the payment of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class C Notes immediately prior to such Payment Date; minus
     (b) the lesser of:
     (i) an amount equal to the product of:
     (A) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (B) the sum of [          ]% and the percentage equivalent of a fraction equal to:
     (x) the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by
     (y) the Adjusted Pool Balance as of the last day of the related Collection Period; and
     (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Final Scheduled Maturity Date of the Class C Notes, the Class C Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class C Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class C Notes on that Payment Date.
     “Class D Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to:
     (a) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes (after taking into account the payment of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount on such Payment Date) and the outstanding principal amount of the Class D Notes immediately prior to such Payment Date; minus
     (b) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;
provided, however, that on the Final Scheduled Maturity Date of the Class D Notes, the Class D Principal Distributable Amount will be at least an amount sufficient to pay the Class D Notes in full; and provided further, that the Class D Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class D Notes on that Payment Date.
     “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A Notes to zero.
     “Interest Period” means:
•	with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date; and

•	with respect to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from and including the [ ] day of the previous calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the [ ] day of the current calendar month.
     “Principal Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the sale and servicing agreement.
     “Principal Distribution Amount” means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount, (iii) the Third Priority Principal Distribution Amount and (iv) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.
     “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, and the Third Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Final Scheduled Maturity Date of the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.
     “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (ii) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.
     “Target Overcollateralization Amount” means, with respect to any Payment Date, the greater of (a) [ ]% of the Adjusted Pool Balance, minus amounts on deposit in the Reserve Account after withdrawals from the Reserve Account but prior to deposits to the Reserve Account, in each case, on such Payment Date and (b) [ ]% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.
     “Third Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period, minus (ii) the sum of (A) the First Priority Principal Distribution Amount, plus (B) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Third Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.
     See “Risk Factors” herein and in the accompanying prospectus for a discussion of certain factors that could impact timing or amount of payments on your Notes.
[DESCRIPTION OF THE INTEREST RATE SWAP AGREEMENT]
     [The following summary describes certain terms of the Interest Rate Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Interest Rate Swap Agreement.]
     [On the closing date, the issuer will enter into an “Interest Rate Swap Agreement” consisting of an ISDA Master Agreement, a schedule to the ISDA Master Agreement and a confirmation with the swap counterparty to hedge the floating interest rate risk on the floating rate Class [     ] Notes. Each transaction under the Interest Rate Swap Agreement for a class of floating rate Notes will have an initial notional amount equal to the principal amount of that class of Notes on the Closing Date, and will decrease by the amount of any principal payments on that class of Notes.
     In general, under the Interest Rate Swap Agreement, on each Payment Date the issuer will be obligated to pay the swap counterparty a fixed rate payment at a rate of [          ]% per annum based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class [     ] Notes on the same notional amount. Payments on the interest rate swap [(other than Swap Termination Payments)] may be exchanged on a net basis. The payment obligations of the issuer to the swap counterparty under the Interest Rate Swap Agreement are secured under the indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders. Net Swap Payments [(other than Swap Termination Payments)] made by the issuer rank higher in priority in the payment waterfall than all payments on the Notes.
     Upon the occurrence of any swap event of default or swap termination event specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate the Interest Rate Swap Agreement. These swap events of default include, among other things:
•	failure to make payments due under that Interest Rate Swap Agreement; and

•	the occurrence of certain bankruptcy and insolvency events of the issuer or the swap counterparty.
     [Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]
     The Interest Rate Swap Agreement may also be terminated upon the occurrence of a swap termination event other than a swap event of default. These termination events include, among other things:
•	illegality of the transactions contemplated by that Interest Rate Swap Agreement;

•	the issuing entity amends any transaction document without the prior consent of the swap counterparty if such consent is required under the transaction documents; and

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event if the swap counterparty, among other things, either (a) posts collateral or (b) assigns its rights and obligations under the Interest Rate Swap Agreement to a substitute swap counterparty with an acceptable rating.
     If the Interest Rate Swap Agreement is terminated due to a swap event of default or a swap termination event, a Swap Termination Payment under the Interest Rate Swap Agreement may be due to the swap counterparty by the issuing entity out of Collections on the Receivables or other assets of the issuer, including funds on deposit in the Reserve Account. Net Swap Payments are senior to all payments of principal and interest on the Notes. Swap Termination Payments are subordinate to all payments of principal and interest on the Notes. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty under that Interest Rate Swap Agreement to the extent not previously paid.
[Description of the [Swap Counterparty]
     [[     ], is a [     ] corporation with its principal place of business located at [          ]. [It is a wholly-owned subsidiary of [     ]. [     ] primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. [     ] maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, [               ] enters into repurchase and resale agreements with certain affiliated companies. The obligations of [               ] under the Interest Rate Swap Agreement will be guaranteed by [          ].]
     [          ], is a [          ] corporation with its principal place of business located at [ ]. [      ]’s senior unsecured debt obligations currently are rated [ ] by S&P and [ ] by Moody’s.]
[Add disclosure as required under Regulation AB Sections 1114(b)(2)(i) and 1115(b)(1) if swap counterparty provides payment representing 10% to less than 20% of cash flow supporting any offered class.]

[Add disclosure as required under Regulation AB Sections 1114(b)(2)(ii) and 1115(b)(2) if swap counterparty supports 20% or more of cash flow supporting any offered class.]
[Taxation]
     [Neither the issuing entity nor the swap counterparty is obligated under the Interest Rate Swap Agreement to gross up payments if withholding taxes are imposed on payments made under the Interest Rate Swap Agreement. If payments by the swap counterparty to the issuing entity become subject to withholding taxes, holders of Notes evidencing at least a majority of the aggregate outstanding principal balances of all such classes voting as a single class may direct the Indenture Trustee to terminate the Interest Rate Swap Agreement.]
[Modification and Amendment of Interest Rate Swap Agreement]
     [The Indenture contains provisions permitting the Indenture Trustee (as assignee of the rights of the issuing entity under the Interest Rate Swap Agreement) to enter into any amendment of the Interest Rate Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein that may be inconsistent with any other provision therein or with the Indenture, or (iii) to add any other provisions with respect to matters or questions arising under the Interest Rate Swap Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interest of any Noteholder.]
CREDIT ENHANCEMENT
     The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class D Noteholders will be effected by the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest.
Subordination
     Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest on and/or principal of a subordinated class or classes, Noteholders in such subordinated Notes may not receive those payments in a timely manner or may experience a loss.
     The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B Notes to receive payments of principal so long as any of the Class A Notes or the Class B Notes are outstanding. The rights of the Class D Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes, the Class B Notes and the Class C Notes to receive payments of principal so long as any of the Class A Notes, the Class B Notes or the Class C Notes are outstanding.
Reserve Account
     On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $[          ]. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the

Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.
     The “Reserve Account Required Amount” with respect to any Payment Date will be [     ]% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.
     The servicer may, from time to time after the date of this prospectus supplement, request each Rating Agency to approve a formula for determining the Reserve Account Required Amount that is different from these described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Reserve Account Required Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.
     Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal of the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.
     Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under “The Notes — Payment of Distributable Amounts”.
     Funds in the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date if, at the request of the servicer, each Rating Agency confirms that doing so will not affect its ratings on the Notes. These Eligible Investments will not be sold to cover any shortfalls that occur on a Payment Date.
     None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.
Overcollateralization
     On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $[               ], which is approximately [     ]% of the Adjusted Pool Balance as of the Cut-off Date. This excess represents overcollateralization (excluding, for this purpose, the Yield Supplement Overcollateralization Amount, which if included, would mean that as of the Closing Date, the Pool Balance will exceed the initial principal amount of the Notes by [     ]%). The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula with respect to the calculation of the Target Overcollateralization Amount will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT
     On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $[          ], which is approximately [     ]% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).
     With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Yield Supplement
Payment Date	Overcollateralization Amount
Closing Date
     The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and [     ]%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.
ADVANCES
     The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the Receivables, during the related Collection Period that remained unpaid at the end of such Collection Period. The servicer has not made such advances historically but retains the right to do so in the future. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any Receivable shall be repaid from available amounts in the Collection Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such Advances must be reimbursed.
THE CERTIFICATE
     The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under “The Notes — Payment of Distributable Amounts.” The depositor will initially retain the Certificate.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
     The description of the terms of the indenture, the sale and servicing agreement, the receivables purchase agreement and the trust agreement in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements. Forms of such agreements have been filed as exhibits to the Registration Statement. Copies of the final signed agreements will be filed with the SEC following the issuance of the Notes. Any description of such agreements in this prospectus supplement supplements the description of the general terms and provisions of such agreements set forth in the accompanying prospectus, to which description reference is hereby made.

Accounts
     With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee one or more Collection Accounts, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee for the benefit of the Noteholders. The servicer will establish and maintain with the indenture trustee the Note Distribution Account in the name of the indenture trustee for the benefit of Noteholders, into which the Principal Distribution Amount and the aggregate amount of interest accrued for the related Interest Period on each class of Notes at their respective Interest Rates will be deposited.
     The servicer will deposit all amounts received during a Collection Period into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” will be satisfied if (i) HMFC or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HMFC has a short-term debt rating of at least “Prime-1” from Moody’s, “A-1” from S&P and “F-1” from Fitch. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Rating Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.
     Funds in the Collection Account, the Reserve Account, the Note Distribution Account [and the pre-funding account] (collectively, the “Accounts”) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the relevant Rating Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies in writing, funds in any Account may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account and the Note Distribution Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.
     The Accounts will be maintained with the indenture trustee so long as it is an “Eligible Institution”, which is:
     (a) a depository institution or trust company
     (i) whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “P-1” by Moody’s, or “A-1+” by S&P, or “F1” by Fitch, if the deposits are to be held in the account for 30 days or less, or
     (ii) whose long-term unsecured debt obligations are rated at least “Aa3” by Moody’s or “AA-” by S&P or “AA-” by Fitch, if the deposits are to be held in the account more than 30 days, or
     (b) a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or

     (c) any other institution that the Rating Agencies shall approve in writing.
     If the indenture trustee ceases to be an Eligible Institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an Eligible Institution.
[Pre-Funding Account ]
     [ On the closing date, approximately $___will be deposited from the proceeds of the sale of the Notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents approximately                     % of the initial Pool Balance (including the expected aggregate Principal Balance of the subsequent receivables). The depositor will convey subsequent receivables to the issuing entity, subject to the availability of subsequent receivables and the satisfaction of certain conditions precedent and the eligibility criteria described in “The Issuing Entity Property” in this prospectus supplement and in Description of the Receivables—The Receivables Pools” in the accompanying prospectus. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date. [Subsequent receivables purchased with amounts in the pre-funding account are not permitted to be substituted with other receivables.] In connection with the transfer of subsequent receivables, the seller and the depositor will represent that the requirements discussed above are satisfied, but there will be no independent verification to confirm such representations. Subsequent receivables will benefit from the receivables repurchase remedy for the breach of certain receivables representations and warranties that is described under “The Issuing Entity Property—Representations, Warranties and Covenants.”
     On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is [$100,000] or less. If the remaining funds in the pre-funding account exceed [$100,000], the funds will be paid ratably to each class of the notes.
     Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be deposited[, net of losses and investment expenses,] into the Collection Account as Available Funds on each payment date. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in securities that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.
     In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the seller and the issuing entity will certify that the requirements summarized above are met with regard to that pre-funding. Neither the rating agencies nor any other person (other than the servicer, the seller and the issuing entity) will provide independent verification of that certification. ]
Servicing Procedures
     The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable. However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Class D Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.
Servicing Compensation
     The Servicing Fee for the calendar month immediately preceding any Payment Date (a Collection Period) will be one-twelfth of [1.00%] multiplied by the aggregate outstanding principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the aggregate outstanding principal balance of the Receivables as of the Cut-off Date (the “Servicing Fee”). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees, non-sufficient funds charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Note Distribution Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under “The Notes — Payment of Distributable Amounts.”
Net Deposits
     The servicer will account to the indenture trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as certain conditions are satisfied pursuant to the sale and servicing agreement, the servicer may retain amounts collected during a Collection Period until one Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) so long as it is acceptable to each Rating Agency without a reduction in the rating of each class of Notes.
Optional Purchase
     The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables (the "clean-up call” ). The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the aggregate outstanding principal balance of the Receivables [plus the initial pre-funding deposit amount, if any] as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the last day of the Collection Period relating to the date of repurchase.
Indemnification by and Limitation of Liability of the Servicer
     The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholder, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.
     The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, the depositor, the Noteholders, the Certificateholder and any of the officers, directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence, misfeasance or bad faith of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.
Removal of Servicer
     A default by the servicer under the sale and servicing agreement will include the following (each, a “servicer termination event”) :
(i) any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of notice of that failure;
(ii) any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholder, and which failure continues unremedied for 60 days after discovery of that failure by the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less than 50% of the aggregate principal amount of the Controlling Class of Notes; and
(iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer provided, however, that a delay or failure of performance referred to under clauses (i) above for a period of [10] days or clause (ii) above for a period of [30] days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.
     The indenture trustee or Noteholders evidencing more than [50%] of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event. See “Description of the Transaction Documents — Defaults by the Servicer” in the prospectus. Noteholders evidencing [50%] or more of the voting interests of the Controlling Class may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.
     Under the circumstances in the first sentence of the preceding paragraph, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal of and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to the removal of the servicer.
     This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing [50%] or more of the voting interests of the Controlling Class will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.
FEES AND EXPENSES
     Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

		Party	Priority in
Type of Fee	Amount of Fee	Receiving Fee	Distribution
Servicing Fee(1)	One-twelfth of [1.00]% of the aggregate outstanding principal balance of the Receivables as of the first day of the related Collection Period, or in the case of the first Payment Date, at the Cutoff Date	Servicer	Payable prior to payment of principal of and interest on the Notes

Trust Expenses and Securities Intermediary Expenses	To the extent not paid by the servicer (as is required by the transaction documents), any amounts due to the indenture trustee and owner trustee for reimbursement of expenses or in respect of indemnification and to the securities intermediary, any unpaid indemnification expenses owed to it	Indenture Trustee, Owner Trustee or Securities Intermediary, as applicable	Payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

(1)	The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under “Description of the Transaction Documents — Amendment” in the accompanying prospectus.
AFFILIATED ENTITIES PARTY TO TRANSACTION
     The seller/sponsor/servicer, the depositor and the issuing entity are all affiliated. A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement were previously financed through a warehouse financing facility. See “Overview of HMFC Retail Loan Financing Operations— Securitization” and “Use of Proceeds” above.
REPORTS TO BE FILED WITH THE SEC
     Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file number 333-127967. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first Form 10-K) and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See “The Notes—Reports by the Indenture Trustee to the Noteholders” for a discussion regarding availability of reports filed with the SEC.
LEGAL PROCEEDINGS
     There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.
RATINGS
     It is a condition to the issuance of the Notes that the:
•	Class A-1 Notes be rated in the highest short-term rating category by S&P, Moody’s and Fitch,

•	Class A-2, Class A-3 Notes and Class A-4 Notes be rated at least [“AAA”] by S&P, [“Aaa”] by Moody’s and “[AAA]” by Fitch,

•	Class B Notes be rated at least [“AA”] by S&P, [“Aa2”] by Moody’s and [“AA+”] by Fitch,

•	Class C Notes be rated at least [“A”] by S&P, [“A2”] by Moody’s and [“A”] by Fitch, and

•	Class D Notes be rated at least [“BBB”] by S&P, [“Baa2”] by Moody’s and [“BBB”] by Fitch.
     A Rating Agency rating the offered Notes may lower or withdraw its rating in the future, in its discretion, as to any class or subclass of the offered Notes.
     The Rating Agencies will monitor the Notes mainly through receipt and review of monthly reports, as well as by receiving required notice of certain events, actions and amendments and in some cases, by conducting a prior review of potential events, actions or amendments and providing a letter that such event, action or amendment will not result in a reduction or withdrawal of its then outstanding rating on any of the Notes. A Rating Agency may, however, discontinue its services of monitoring the Notes at any time and a replacement rating by another Rating Agency may not be sought by the issuing entity.
Annual Statements as to Compliance
     The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under “Description of the Indenture — Annual Compliance Statement” in the accompanying prospectus. In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing agreement, each as described under “Description of the Transaction Documents — Evidence as to Compliance” in the accompanying prospectus to the extent required by Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (“Regulation AB”) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under “Description of the Transaction Documents — Evidence as to Compliance” in the accompanying prospectus to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.
LEGAL INVESTMENT
     The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     Mayer, Brown, Rowe & Maw LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:
•	the Notes will be characterized as indebtedness; and

•	the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.
     See “Material United States Federal Income Tax Consequences” in the accompanying prospectus.
     We do not anticipate issuing Notes with any original issue discount. See “Material United States Federal Income Tax Consequences — United States Holders — Original Issue Discount” in the accompanying prospectus.

The Prepayment Assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1.50%] ABS. See “Weighted Average Life of the Notes” in this prospectus supplement. In using such Prepayment Assumption, no representation is made that the Receivables will prepay in accordance with such Prepayment Assumption or in accordance with any other Prepayment Assumption.
     In addition to the opinions described above, Mayer, Brown, Rowe & Maw LLP is also of the opinion, as to any Notes offered pursuant hereto, that the statements made in this discussion, in addition to the statements made in the discussion under the heading “Material United States Federal Income Tax Consequences” in the prospectus with respect to those Notes, to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects. Mayer, Brown, Rowe & Maw LLP has not been asked to opine on any other federal income tax matter, and the balance of this discussion together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “Material United States Federal Income Tax Consequences—United States Holders” in the prospectus contains a general summary of the federal income tax consequences relating to the ownership of debt instruments, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of Notes will be treated as debt for federal income tax purposes. Mayer, Brown, Rowe & Maw LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes offered hereby.
ERISA CONSIDERATIONS
     Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101 (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming the Notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. The issuing entity has not obtained an opinion of counsel regarding the debt treatment of the Notes under local law.
     However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption ( “PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.
     Additionally, the acquisition or holding of Notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under foreign, federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code.
     By acquiring a Note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, eligible for relief under a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a Note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such Note in violation of the foregoing.
     A plan fiduciary considering the purchase of Notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
     The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.
     The issuing entity is not relying on the underwriter exemption (as discussed in the accompanying prospectus) with regard to the purchase of the Notes by a benefit plan.
     See “ERISA Considerations” in the accompanying prospectus.
UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Class D Notes
		$	$	$	$	$	$	$
		$	$	$	$	$	$	$
		$	$	$	$	$	$	$
		$	$	$	$	$	$	$
		$	$	$	$	$	$	$
	Total	$	$	$	$	$	$	$
     The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions	Reallowance
	not to exceed	not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%

	Selling Concessions	Reallowance
	not to exceed	not to exceed
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%
     Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     HMFC and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HMFC, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HMFC, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.
     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.
     As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender”, and may receive a portion of the proceeds as a repayment of the warehouse debt.
     The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in Eligible Investments acquired from the underwriters or their affiliates.
     The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.
     The issuing entity will receive aggregate proceeds of $[            ] from the sale of the Notes after paying the aggregate underwriting discount of $[            ] on the Notes. Additional offering expenses are estimated to be approximately $[            ] and will be paid directly by HMFC. The underwriters have agreed with HMFC and the depositor to pay certain expenses incurred in connection with the issuance and distribution of the Notes.
[United Kingdom
     Each underwriter has represented and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.]
[European Economic Area
     In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public (in circumstances in which the denomination relating to such offer is less than EUR50,000 (or its equivalent in any other currency as at the date of issue of the Notes) in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000; and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]
FORWARD-LOOKING STATEMENTS
     This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.
LEGAL OPINIONS
     In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the issuing entity by Mayer, Brown, Rowe & Maw LLP, and certain other matters relating to the issuance of the Notes will be passed upon for the underwriters by [                      ].

GLOSSARY
     “Administrative Purchase Payment” means, for an Administrative Receivable, an amount equal to such Receivable’s unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable’s APR as of the last day of the Collection Period such Receivable is purchased.
     “Administrative Receivable” means a Receivable that the servicer is required to purchase from the issuing entity because of the servicer’s breach of a covenant contained in the sale and servicing agreement.
     “Available Amounts” for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) Advances and (iv) Recoveries and amounts paid by the servicer as the redemption price in connection with a clean-up call.
     “Available Amounts Shortfall” means the positive difference, if any, of Total Required Payment minus Available Amounts.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.
     “Certificate” means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby. The depositor will initially retain the Certificate.
     “Certificateholder” means the holder of the Certificate.
     “Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Class A Noteholders” means the holders of record of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Class B Noteholders” means the holders of record of the Class B Notes.
     “Class C Noteholders” means the holders of record of the Class C Notes.
     “Class D Noteholders” means the holders of record of the Class D Notes.
     “Closing Date” means [            , ].
     “Collections” means, with respect to any Receivable and to the extent received by the servicer after the Cut-off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.
     “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.
     “Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from and including [           , ] through [           , ]. With respect to any Determination Date or Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

     “Controlling Class” means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.
     “Cut-off Date” means close of business on [           , ].
     “Defaulted Receivable” means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.
     “Eligible Investments” shall mean any one or more of the following types of investments:
•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of A-1+, from Moody’s of P-1 and from Fitch of F1;

•	commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of A-1+, from Moody’s of P-1 and from Fitch of F1;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes.
     “Final Scheduled Maturity Date” means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.
     “Financed Vehicles” means the vehicles financed by the Receivables.

     “Fitch” means Fitch, Inc.
     [“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuing entity.]
     [“Funding Period” means the period from the closing date until the earliest of (1) [ three] full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is[$10,000] or less or (3) [Describe any other triggering events]
     “Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:
•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.
     “Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.
     “Moody’s” means Moody’s Investors Service, Inc.
     [“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the issuing entity to the swap counterparty on any Payment Date, including any interest accrued thereon, under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]
     [“Net Swap Receipt” means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the swap counterparty to the issuing entity on any date any such amount is due under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]
     “Note Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the Noteholders will be made.
     “Noteholders” means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.
     “Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes.
     “Obligors” means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by motor vehicle retail installment sale contracts, and any other person obligated to make payments thereunder.
     “Pool Balance” means at any time, the aggregate Principal Balance of the Receivables at such time calculated in accordance with the customary servicing practices.
     “Principal Balance” means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

     “Purchased Amount” means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.
     “Purchased Receivable” means a Warranty Receivable or an Administrative Receivable, respectively.
     “Rating Agency” means S&P, Moody’s or Fitch.
     “Rating Agency Condition” means with respect to any action, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes.
     “Receivable Pool” means the pool of Receivables.
     “Receivables Purchase Price” means, with respect to any receivable, approximately ___% (but in no event to exceed ___%) of the aggregate Principal Balance of those receivables as of the related Cut-Off Date.
     “Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     [“Swap Termination Payments” means payment due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty, including interest that may accrue thereon under the Interest Rate Swap Agreement, due to a termination of the Interest Rate Swap Agreement resulting from an “event of default” or “termination event” under the Interest Rate Swap Agreement.]
     “Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the change in the Adjusted Pool Balance during the related Collection Period, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.
     “Trust Expenses” means any amounts due to the trustees for reimbursement of expenses or in respect of indemnification.
     “Warranty Purchase Payment” means, for a Warranty Receivable, an amount equal to such Receivable’s unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable’s APR as of the last day of the Collection Period such Receivable is repurchased.
     “Warranty Receivable” means a Receivable that the depositor is required to repurchase from the issuing entity because of the depositor’s breach of a covenant contained in the sale and servicing agreement.

INDEX OF PRINCIPAL TERMS

ABS Tables	S-44
Accounts	S-64
Adjusted Pool Balance	S-56
Administrative Purchase Payment	S-74
Administrative Receivable	S-74
APR	S-37
Available Amounts	S-74
Available Amounts Shortfall	S-74
benefit plan	S-69
Business Day	S-74
Certificate	S-74
Certificateholder	S-74
Class A Noteholders	S-74
Class A Notes	S-74
Class A Principal Distributable Amount	S-56
Class B Noteholders	S-74
Class B Principal Distributable Amount	S-56
Class C Noteholders	S-74
Class C Principal Distributable Amount	S-57
Class D Noteholders	S-74
Class D Principal Distributable Amount	S-58
clean-up call	S-65
Closing Date	S-74
Code	S-69
Collection Account	S-74
Collection Period	S-74
Collections	S-74
Controlling Class	S-75
Cut-off Date	S-75
Defaulted Receivable	S-75
Determination Date	S-52
Eligible Institution	S-64
Eligible Investments	S-75
Exchange Act	S-71
Final Scheduled Maturity Date	S-75
Financed Vehicles	S-75
First Priority Principal Distribution Amount	S-58
Fitch	S-76
HMFC	S-31
Interest Period	S-58
Interest Rate	S-50
Investment Company Act	S-69
issuing entity property	S-36
Liquidated Receivable	S-76
Liquidation Proceeds	S-76
Monthly Remittance Condition	S-64
Moody’s	S-76
Net Swap Payment	S-76
Net Swap Receipt	S-76
Note Distribution Account	S-76
Noteholders	S-76
Notes	S-76

Obligors	S-76
Payment Date	S-50
Plan Assets Regulation	S-70
Pool Balance	S-76
Principal Balance	S-76
Principal Distribution Account	S-58
Principal Distribution Amount	S-58
PTCE	S-70
Purchased Amount	S-76
Purchased Receivable	S-76
Rating Agency	S-76
Receivable Pool	S-77
Receivables	S-31
Recoveries	S-77
Redemption Payment	S-52
Regular Principal Distribution Amount	S-58
Reserve Account	S-62
Reserve Account Required Amount	S-62
S&P	S-77
Second Priority Principal Distribution Amount	S-59
Securities Act	S-72
servicer termination event	S-66
Servicer’s Certificate	S-52
Servicing Fee	S-65
Swap Termination Payments	S-77
Target Overcollateralization Amount	S-59
Third Priority Principal Distribution Amount	S-59
Total Required Payment	S-77
Trust Expenses	S-77
Warranty Purchase Payment	S-77
Warranty Receivable	S-77
Weighted Average APR	S-38
Weighted Average Life	S-45
Weighted Average Original Term	S-38
Weighted Average Remaining Term	S-38
Yield Supplement Overcollateralization Amount	S-63

APPENDIX A
Static Pool Data

A-1

PROSPECTUS
HYUNDAI AUTO RECEIVABLES TRUSTS
Issuing Entities
ASSET-BACKED NOTES
HYUNDAI ABS FUNDING CORPORATION
Depositor
HYUNDAI MOTOR FINANCE COMPANY
Sponsor, Seller and Servicer
     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [          ] OF THIS PROSPECTUS AND THE RISK FACTORS IN THE APPLICABLE PROSPECTUS SUPPLEMENT.
     The notes represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai ABS Funding Corporation, Hyundai Motor Finance Company, or any of their respective affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.
     This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuing entity.
     A new issuing entity will be formed to issue each series of notes. Each series of notes may include one or more classes. Each issuing entity will own:
•	motor vehicle retail installment sale contracts secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies and any proceeds from liquidation of receivables;

•	funds in the accounts of the issuing entity;

•	Hyundai Motor Finance Company’s right to receive payment from dealers pursuant to repurchase obligations under dealer agreements;

•	the rights of the depositor under the applicable receivables purchase agreement;

•	any right of the depositor to realize upon any property that secures a receivable;

•	all of the depositor’s rights in certain documents relating to the receivables; and

•	any credit enhancement issued in favor of the issuing entity
The notes:
•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or payment enhancement, including overcollateralization, amounts on deposit in issuing entity accounts, subordination of certain classes of notes and/or certificates; and

•	will be issued as part of a designated series, which may include one or more classes of notes.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is [           ], 2006

[THIS PAGE INTENTIONALLY LEFT BLANK]

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
     We provide information about your notes in two separate documents that progressively provide varying levels of detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series.
     We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:
•	Summary of Terms — which gives a brief introduction to the notes to be offered, and

•	Risk Factors — which describes briefly some of the risks to investors of a purchase of the notes.
     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page [ ] in this prospectus.
     Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.
     We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in the applicable prospectus supplement provides the pages on which these captions are located.
     To understand the structure of these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

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SUMMARY OF TERMS
     This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.
THE PARTIES

Issuing Entity	A trust to be formed for each series of notes.

Depositor	Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company.

Seller	Hyundai Motor Finance Company, a California corporation.

Sponsor/Servicer	Hyundai Motor Finance Company will be the sponsor for each transaction and will also act as the servicer.

Administrator	Hyundai Motor Finance Company will act as administrator of the issuing entity.

Owner Trustee	The owner trustee for the issuing entity will be named in the prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

SECURITIES OFFERED

Notes	A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

Priority of Payments	The applicable prospectus supplement will describe the priority of payments among different classes of notes of a series.

Terms	The terms of each class of notes in a series described in the applicable prospectus supplement will include the following:

1. the stated principal amount of each class of notes; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate

A class of notes may differ from other classes of notes in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocation of losses;

4. interest rate or formula for determining the interest rate;

5. amount of interest or principal payments;

6. whether interest or principal will be payable to holders of the class if specified events occur; and

7. the ability of holders of a class to direct the indenture trustee to take specified remedies.

The notes will be the only securities being offered to you. The depositor will initially retain the related certificate. Payment on the certificate will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

THE RECEIVABLES	Purchasers of Hyundai, Kia and other manufacturers’ motor vehicles often finance their purchases by entering into retail installment sale contracts with Hyundai, Kia and other dealers who then resell the contracts to Hyundai Motor Finance Company. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet specified Hyundai Motor Finance Company requirements.

On or before the date the securities of a series are issued, Hyundai Motor Finance Company will sell a specified amount of receivables to Hyundai ABS Funding Corporation, the depositor, pursuant to one or more transfer agreements. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity.

The receivables to be sold by Hyundai Motor Finance Company to the depositor and sold by the depositor to the issuing entity will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the applicable prospectus supplement.

THE PROPERTY OF EACH ISSUING ENTITY	The property of each issuing entity:

1. will be described in the applicable prospectus supplement;

2. will primarily be a pool of receivables secured by new and used motor vehicles and amounts due or collected under the receivables on or after a specified cutoff date; and

3. will include assets related to the receivables including:

•	security interests in the motor vehicles;

•	proceeds from claims on related insurance policies;

•	any other enhancement issued with respect to any series or class as described in “— Credit and Cash Flow Enhancement” below;

•	the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

•	the rights of the depositor in the agreements identified in the applicable prospectus supplement;

•	amounts deposited in specified bank accounts; and

•	proceeds from liquidated assets.

CREDIT AND CASH FLOW ENHANCEMENT	The notes may include features designed to provide protection from losses on assets of the issuing entity to one or more classes of securities. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more classes of notes to one or more other classes of notes;

2. one or more reserve accounts;

3. one or more yield maintenance accounts;

4. overcollateralization;

5. cash deposits; or

6. subordination of the certificate to one or more classes of notes.

In addition, the notes may include features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:

1. yield supplement agreements;

2. liquidity facilities;

3. cash deposits; or

4. derivative agreements.

The specific terms of any credit and cash flow enhancement applicable to the notes issued by the issuing entity will be described in detail in the applicable prospectus supplement.

SERVICING/ADMINISTRA TION	Hyundai Motor Finance Company will act as servicer for the

FEE	receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. In addition, Hyundai Motor Finance Company will act as administrator for the issuing entity. The issuing entity will pay Hyundai Motor Finance Company a monthly fee specified in the applicable prospectus supplement for performing the function of a servicer and administrator of the receivables. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month to the extent described in the accompanying prospectus supplement.

ADVANCES	If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment to the issuing entity of interest on receivables that is due but unpaid by the obligor. The issuing entity will reimburse the servicer from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable. We refer you to “Description of the Transaction Documents — Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

OPTIONAL PURCHASE	The servicer may redeem any outstanding notes when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date. We refer you to “Description of the Transaction Documents — Termination” in this prospectus for more detailed information on the servicer’s optional purchase of notes.

EVENTS OF DEFAULT	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called events of default. Events of default include the following:

1. the issuing entity fails to pay interest on any note of the most senior class of notes then outstanding within thirty-five days of its due date;

2. the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.   any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

4.   any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class; and

5. the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

RECEIVABLE REPURCHASE OBLIGATION	With respect to each series of notes, the depositor will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties as described in the next sentence. Following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the related noteholders or issuing entity in any receivable, the depositor, unless the breach is cured, will repurchase that receivable from the issuing entity, and Hyundai Motor Finance Company will purchase that receivable from the depositor. In connection with such repurchase, the depositor will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the depositor to repurchase a receivable will not be conditioned on performance by Hyundai Motor Finance Company of its obligation to purchase that receivable from the depositor.

With respect to each series of notes, the servicer will be obligated to repurchase any receivables affected by any breach by the servicer of certain duties and covenants to make collections on the receivables, to maintain security interests in financed vehicles, and to use reasonable efforts to liquidate receivables that the servicer has determined that eventual payment in full is unlikely if such breach materially and adversely affects the interests of the related issuing entity or noteholders. Following notification or discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. In connection with such repurchase, the servicer will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

TAX STATUS	Subject to the important consideration described herein, special federal income tax counsel to the issuing entity will deliver its opinion:

1. that the notes will be treated as debt for federal income tax purposes; and

2. that the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

We refer you to “Material United States Federal Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.

ERISA CONSIDERATIONS	Subject to the satisfaction of important considerations under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement, the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangements, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

RISK FACTORS
     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The seller, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The seller, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The seller, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the seller will and the depositor may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the seller with respect to a receivable is untrue, or if the seller breaches a covenant with respect to a receivable, then the seller may be required to repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “Description of the Transaction Documents — Payments and Distributions on the Notes” in this prospectus.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured solely by the assets of the related issuing entity. Your notes will not represent an interest in or obligation of us, Hyundai Motor Finance Company or any other person. We, the seller or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of notes will depend solely on the amount of and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the notes, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, the seller takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the seller will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles to the indenture trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity or the indenture trustee as the new secured party. In the absence of an amendment or reissuance, the issuing entity or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the financed vehicle in the name of the seller. The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in any receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee for the notes. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your
The indenture trustee may and (if so directed by the holders of the requisite percentage of the most senior outstanding class of notes of a series, following an acceleration of the notes upon an event of default) and, the indenture trustee will, liquidate the assets of the related issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of such classes

notes will not constitute an event of default or breach until maturity.	might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for your notes. See “Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled maturity date will involve the prepayment risks described under “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.”

Prepayments on contracts may affect the weighted average life of the notes.	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

HMFC’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been prepaid by one or more scheduled monthly payments. There can be no assurance as to the number of simple interest contracts in the issuing entity that may become prepaid or the number or the principal amount of the scheduled payments that may be paid ahead.

Extensions and deferrals of payments on receivables could increase the average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer may be required to purchase the receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled maturity date for any class of related notes.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity only in limited circumstances. However, there is no assurance that any overcollateralization would then exist and that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. The following economic conditions may affect payments on the receivables: unemployment, interest rates, inflation rates, and consumer perceptions of the economy. If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the notes more than if this concentration did not exist.

Failure to pay principal on your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will be limited to cash available in the collection account and any reserve account (and any other forms of credit or cash described in the applicable prospectus supplement). Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes. See “Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default” in this prospectus.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a pre-funding account from which specified funds will be used to purchase additional receivables after the date the notes are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the notes. In that event, you would receive payments on your securities earlier than expected. Also, the depositor will be required to repurchase receivables from the issuing entity if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer will be required to repurchase receivables from the issuing entity if there is a breach of certain covenants relating to those receivables that materially adversely affects the interests of the noteholders or the issuing entity in those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

Adverse events with respect to Hyundai Motor Finance Company or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to Hyundai Motor Finance Company, its affiliates or a third party provider to whom Hyundai Motor Finance Company outsources its activities may result in servicing disruptions or reduce the market value of your notes. Hyundai Motor Finance Company currently outsources some of its activities as servicer to third party providers. In the event of a termination and replacement of Hyundai Motor Finance Company as the servicer, or if any of the third party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Under certain circumstances Hyundai Motor Finance Company is required to repurchase certain receivables that do not comply with representations and warranties made by Hyundai Motor Finance Company (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, Hyundai Motor Finance Company will be required to repurchase receivables under certain circumstances if it breaches certain of its servicing obligations with respect to those receivables. If Hyundai Motor Finance Company becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Hyundai Motor Finance Company is a wholly-owned subsidiary of Hyundai Motor America, which is a wholly-owned subsidiary of Hyundai Motor Company. Although neither Hyundai Motor America nor Hyundai Motor Company are guaranteeing the obligations of the issuing entity for any series of notes, if Hyundai Motor Company ceased to manufacture vehicles or support the sale of vehicles or if Hyundai Motor America or Hyundai Motor Company faced financial or operational difficulties, such events may reduce the market value of Hyundai or Kia vehicles. Any reduction in the market value of Hyundai or Kia vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

Bankruptcy of the issuing entity could result in losses or delays in payments on your securities.	If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances.

Bankruptcy of the seller or the depositor could result in delays in payments or losses on your notes.	If either the seller or the depositor become subject to bankruptcy proceedings, you could experience losses or delays in the payment of your notes. The seller will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity. However, if the seller or the depositor were to become subject to a bankruptcy proceeding, the court in either such bankruptcy proceeding could conclude that the seller or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of the seller, that the seller should be consolidated with the depositor for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

1.	the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

2.	tax or government liens on the seller’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3.	the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the seller at the time the seller becomes the subject of a bankruptcy proceeding.

Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.
If any obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

If Hyundai Motor Finance Company is no longer the servicer, you may experience delays in payment or losses on your notes.	If Hyundai Motor Finance Company is removed as the servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as Hyundai Motor Finance Company. This might cause you to experience delays in payments or losses on your notes.

The servicer’s commingling of funds with its own funds could result in a loss.	Hyundai Motor Finance Company, as the servicer, may be able to commingle funds relating to a transaction such as collections from the receivables and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer credit such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured obligations such as the receivables. The seller may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the seller fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. Recent world events have resulted in certain military operations by the United States, and the United States continues to be on high alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Servicemembers Civil Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the related certificate, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

See “Material Legal Aspects of the Receivables — Other Limitations” in this prospectus.

If the issuing entity enters into a derivative agreement, payments on the notes will be dependent on payments made under the derivative agreement.	If the issuing entity enters into a derivative agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the derivative agreement and whether the derivative counterparty performs its obligations under the derivative agreement. If the issuing entity does not receive the payments it expects from the derivative agreement, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever. If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into a derivative agreement to reduce its exposure to changes in interest rates. Derivative agreements require the issuing entity to make a payment or payments to the derivative party in an amount calculated by applying an interest rate (for example, a fixed rate) to a specified notional amount in exchange for the derivative party making payments to the issuing entity calculated by applying a different interest rate (for example, a floating rate) to the same notional amount.

Any derivative agreement involves a high degree of risk. An issuing entity will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a derivative agreement is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.	If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate such issuing entity’s notes will consider the provisions of arrangement and the rating of any third party credit enhancement provided. If a rating agency downgrades the debt rating of any third party credit provided, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the issuing entity or the average life of and rate of return on the notes.
If so specified in the related prospectus supplement, an issuing entity may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the seller after the related closing date during a specified revolving period or use funds on deposit in a pre-funding account during a specified funding period to purchase additional receivables. All additional receivables purchased from the seller must meet the selection criteria applicable to the receivables purchased by the issuing entity on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your notes. You will bear all reinvestment risk associated with any prepayment of your notes.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

There have been times in the past where there have been very few buyers of asset-backed notes, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a noteholder directly.	Each class of notes of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the notes of any series or their nominees. Persons acquiring beneficial ownership interests in any series of notes may hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or Euroclear in Europe. Because of this, unless and until definitive notes for a series are issued, holders of the notes will not be recognized by the issuing entity or any owner trustee or indenture trustee as noteholders. Hence, until definitive notes are issued, holders of the notes will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Notes —Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

The ratings for the notes are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the notes for you.	We will offer a class of notes only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the notes. A security rating is not a recommendation to buy, sell or hold the notes. The rating agencies may revise or withdraw the ratings at any time. Ratings on the notes do not address the timing of distributions of principal on the notes prior to the applicable final scheduled maturity date. The ratings do not consider the prices of the notes or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the issuing entity or the average life of and rate of return on the notes.
If so specified in the related prospectus supplement, an issuing entity may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period or use funds on deposit in a pre-funding account during a specified funding period to purchase additional receivables or may use both features. All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the issuing entity on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your notes. You will bear all reinvestment risk associated with any prepayment on your notes.

CAPITALIZED TERMS
     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
DESCRIPTION OF THE ISSUING ENTITIES
     With respect to each series of notes, the depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company, a California corporation (“HMFC”), will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for cash and a certificate issued by that issuing entity.
     The issuing entity may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement.
     In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include:
•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any derivative agreement and payments made by the derivative counterparty under that derivative agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.
     To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, a derivative agreement may also be a part of the property of any given issuing entity or may be held by the indenture trustee for the benefit of holders of the related notes.
     If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the issuing entity will deposit cash and which will be used by the issuing entity to purchase receivables during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus or in the applicable prospectus supplement and set forth in the trust agreement of the issuing entity. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.
DESCRIPTION OF THE TRUSTEES
     The owner trustee for each issuing entity or the indenture trustee under any indenture pursuant to which notes are issued will be specified in the applicable prospectus supplement. The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the related trust agreement, sale and servicing agreement or indenture, as applicable. An owner trustee or indenture trustee may resign at any time, in which event the administrator, in the case of the owner trustee, and the issuing entity, in the case of the indenture trustee, will be obligated to appoint a successor thereto. The administrator or the holders of a majority of the Controlling Class of notes then outstanding may also remove an owner trustee or indenture trustee, respectively, that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement, sale and servicing agreement or indenture, as applicable. Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.
     The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.
DESCRIPTION OF THE RECEIVABLES
The Receivables
     The receivables consist of motor vehicle retail installment sale contracts. These contracts are secured by a combination of new and used automobiles and light-duty trucks. The receivables to be transferred to any issuing entity have been or will be purchased by HMFC from dealers pursuant to dealer agreements entered into by HMFC and the dealers. See “Receivables Underwriting and Servicing Procedures” in this prospectus.
The Receivables Pools
     The receivables to be purchased by each issuing entity, also known as the “receivables pool”, will be selected from those motor vehicle retail installment sale contracts in HMFC’s portfolio that meet the criteria set forth below and several criteria specifically set forth in the applicable prospectus supplement. HMFC attempts to select a pool of receivables that is a representative sample of its overall portfolio of retail installment sale contracts, maturing over the life of the transaction. The criteria used to select receivables include that each receivable:
•	was originated in the United States out of the sale of or is secured by a new vehicle or a used vehicle;

•	provides for level monthly payments that fully amortize the amount financed over the original term of the applicable receivable;

•	is a Simple Interest Receivable;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

     The depositor will sell or transfer receivables having an aggregate outstanding principal amount specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the property of the issuing entity will either reflect the outstanding principal balance of the receivable as of the applicable cut-off date calculated under the Simple Interest Method or another method as specified in the applicable prospectus supplement.
     Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.
     After the issuance of a series of notes, noteholders will not be notified of changes to the related asset pool other than through the statements provided to noteholders as described under “Description of the Notes — Statements to Noteholders” in this prospectus.
Calculation Methods
     Each of the receivables included as property of an issuing entity will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.
     “Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract on a daily basis based on the actual outstanding principal balance of the receivable on that date.
     “Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

THE DEPOSITOR
     The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of HMFC, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The depositor was organized solely for the limited purpose of purchasing portfolios of secured motor vehicle retail installment sale contracts from HMFC and entering into securitization programs with respect to such assets. The depositor’s certificate of incorporation provides that the activities of the depositor are:
•	to acquire from HMFC, and to own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with portfolios of secured motor vehicle retail installment contracts and any related rights (“Depositor Assets”) and to enter into securitization programs and other financing arrangements with respect to such Depositor Assets;

•	to service and collect, or to retain a servicer to service and collect, the Depositor Assets and the collections attributable thereto, and any related assets;

•	to enter into and perform such other agreements and any other document or instrument as are appropriate to carry out the purposes permitted hereunder; and

•	to engage in any other acts and activities and to execute any powers permitted under the Delaware Corporate Code that are incidental, advantageous or necessary to the foregoing.
The certificate of incorporation also requires that at least one director of the depositor must qualify as an “independent director” and restricts the depositor’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors.
     Since its formation in August 2001, Hyundai ABS Funding Corporation has been the depositor in each of HMFC’s Hyundai Auto Receivables Trust 2001-A, 2002-A, 2003-A, 2004-A and 2005-A securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding HMFC’s securitization program, you should refer to “The Sponsor, the Seller and the Servicer — HMFC Responsibilities in Securitization Program”.
     With respect to each series of notes, the depositor will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. On each closing date for a series of notes, the depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for cash and a certificate issued by that issuing entity. The depositor will initially retain the certificate.
     The principal place of business of the depositor is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach the depositor by telephone at (714) 594-1579.
THE SPONSOR, THE SELLER AND THE SERVICER
     HMFC was incorporated in the State of California on September 6, 1989, and is a wholly-owned subsidiary of Hyundai Motor America (“HMA”), the primary distributor of Hyundai vehicles in the United States. HMA is a wholly-owned subsidiary of Hyundai Motor Company ( “HMC”). The outstanding common stock of HMC is listed on the Korea Stock Exchange, but is not registered with the SEC.
     HMFC has retail dealer agreements with dealers franchised by HMA, as well as with dealers franchised with Kia Motors America, Inc. (“KMA”), a wholly-owned subsidiary of Kia Motors Corporation, which is an affiliate of Hyundai Motor Company, and a small number of other non-Hyundai and non-Kia dealerships (the “Dealers”), all of which are located within the United States. Contracts for Dealers franchised with KMA are submitted to HMFC under a private label service agreement with KMA under the name of Kia Motors Finance Company.

     HMFC provides indirect retail automobile and light-duty truck loan and lease financing by purchasing motor vehicle retail installment sale contracts and leases from Dealers. HMFC also provides direct wholesale financing to many of these Dealers by financing inventories and making loans for facilities refurbishment, real estate purchases, construction and working capital requirements.
     HMFC will be the sponsor of the securitization transaction in which each series of notes will be issued. HMFC will be the servicer of the receivables and the securitization transaction and the administrator for the issuing entity. HMFC will be responsible for structuring each securitization transaction and will select the transaction parties. HMFC will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC’s Fountain Valley headquarters.
     The principal place of business of HMFC is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach HMFC by telephone at (714) 965-3000.
HMFC Responsibilities in Securitization Program
     The primary funding source for HMFC has been the packaging and sale of receivables through asset-backed securitization transactions. As described in more detail below, HMFC’s primary responsibilities consist of acquiring the retail installment sale contracts from Dealers, selling the retail installment sale contracts to a special purpose entity in connection with each securitization, and servicing the retail installment sale contracts. The retail installment sale contracts purchased by HMFC (each, a “receivable”) are underwritten using HMFC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.
     For each securitization, HMFC as the seller will sell a pool of receivables it has selected to the depositor and the depositor will immediately sell those receivables to the issuing entity. The prospectus supplement will describe the criteria used to select the receivables. HMFC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the receivables.
     The depositor has filed registration statements, including certain amendments and exhibits, under the Securities Act with the SEC in connection with each offering of securities backed by the receivables of HMFC. For more information regarding these transactions, you should review the registration statements and other reports filed by Hyundai ABS Funding Corporation with the SEC at http://www.sec.gov.
     See “Description of the Transaction Documents — Collections” and “Description of the Transaction Documents — The Collection Account and Eligible Investments” below for a description of the manner in which collections will be maintained and the extent to which commingling is permitted under the transaction documents. See “Delinquencies, Repossessions and Credit Loss Information” in the accompanying prospectus supplement for a discussion of the delinquency, loss and credit loss experience of the servicer’s serviced portfolio.
RECEIVABLES UNDERWRITING AND SERVICING PROCEDURES
     The following is a description of the underwriting and servicing of motor vehicle retail installment sale contracts by HMFC as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the underwriting and servicing of the pool of receivables transferred to the related issuing entity. HMFC will act as servicer of the receivables for each transaction unless another servicer is specified in the applicable prospectus supplement.
Underwriting Procedures
     HMFC purchases motor vehicle retail installment sale contracts from dealers in the ordinary course of business in accordance with HMFC’s underwriting standards. Contracts originated by a dealer are acquired by HMFC under an agreement between HMFC and each such dealer.

          HMFC’s underwriting procedures are intended to assess an applicant’s willingness and ability to repay the amounts when due on the contract as well as the value of the vehicle to be financed. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application that includes the applicant’s name, income, expenses, residential status, bank account information, credit and employment history, and other personal and financial information. Dealers submit applications together with information about the proposed terms of the retail installment sale contract to HMFC through website based systems or by facsimile. HMFC generally obtains a credit report on the applicant from a national credit bureau selected based upon HMFC’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. The FICO® score measures the likelihood an applicant will repay an obligation as expected, and was the most significant factor in HMFC’s assessment of the credit risk of an applicant from 1999 to 2003.
          In December 2003, HMFC also began evaluating each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for HMFC and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the information provided on the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data to assign the applicant a proprietary credit score.
          Credit applications are automatically evaluated when received and some are approved or rejected based on HMFC’s electronic decisioning model which uses the HMFC derived credit score along with the applicant’s FICO® score. In most cases, HMFC’s credit analysts evaluate applications to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with HMFC, and makes a credit decision based on the analyst’s assessment of the strengths and weaknesses of each application.
          HMFC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If HMFC considers an applicant to be relatively less credit worthy and, as a result, a greater risk, HMFC will assign the applicant a higher interest rate and lower permissible advance rates. HMFC makes its final credit decision based upon the degree of credit risk with respect to each applicant.
          HMFC regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, HMFC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.
Servicing Procedures and Requirements
     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the issuing entity and will, consistent with the applicable sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.
     The servicer will covenant in the applicable sale and servicing agreement that, except as otherwise required by law or provided in the transaction documents and to the extent consistent with the servicer’s customary servicing practices and its credit and collection policies:
1.	it will not release any financed vehicle from the security interest granted under the related contract, in whole or in part, except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the financed vehicle or (iii) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle;

2.	it will not take actions which impair the rights of the issuing entity in the property of the issuing entity;

3.	it will not extend the date for final payment by the obligor of any receivable beyond the last day of the Collection Period prior to the last scheduled maturity date for the notes; and

4.	it will not reduce the APR or unpaid principal balance with respect to any receivable other than as required by applicable law.
     Each of the issuing entity, Hyundai ABS Funding Corporation, the servicer and the indenture trustee has agreed to inform each other party in writing promptly upon the discovery of any breach by the servicer of the above obligations. If the servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date that the servicer became aware or was notified of such breach, then the servicer shall purchase any receivable materially and adversely affected by such breach from the issuing entity on the payment date following the end of such Collection Period. The servicer is required to purchase the receivable affected by such breach (an “Administrative Receivable”) from the issuing entity at a price equal to the Administrative Purchase Payment for such receivable. The “Administrative Purchase Payment” for an Administrative Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable’s APR to the last day of the Collection Period that receivable is repurchased.
     Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the applicable sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Advances (as defined in “Description of the Transaction Documents — Advances” in this prospectus) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the noteholders, the certificateholders, the indenture trustee, the owner trustee, or the issuing entity for any uncured breach by the servicer.
     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to recover amounts due on that receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted under applicable law. However, the servicer may elect not to repossess a financed vehicle if in its good judgment it determines that the proceeds ultimately recoverable with respect to such receivable would not be greater than the expense of such repossession.
     The applicable prospectus supplement may include a description of more specific servicing requirements than the requirements set forth above.
Collection and Repossession Procedures
     The customer billing process is initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to HMFC, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to HMFC and processed through HMFC’s servicing system for the application of payments to the appropriate accounts.
     HMFC measures delinquency by the number of days elapsed from the date a payment is due under the contract. Collection activities with respect to delinquent contracts generally begin shortly after the payment due date. Since January 1, 2006, HMFC has used a behavioral scoring model to assess the probability and severity of payment default for accounts and implemented collection efforts based on its determination of the credit risk associated with each customer. The model assesses the risk of the delinquent obligor through a behavioral scoring algorithm. This algorithm prioritizes the obligors from high to low risk and calling campaigns are structured to target high-risk obligors. The collection team is able to focus resources on higher risk obligors based on the assessment of the score.
     The collection process is divided into primary and secondary collection teams. The primary collection team starts at 6 days delinquent and continues through about 29 days. The primary collection team uses a predictive dialer to cycle individual names through the dialer continuously until the contact is made. Once contact is made, the customer is cycled back into the system and, if payment is not received by the date promised, the customer is called again until such time as either the payment is received, or the account exceeds 29 days past due. The secondary collection team continues the collection effort, beginning at about 30 days past due and continuing until the account is brought current, repossessed, paid off or charged off at approximately 120 days past due. At the secondary collection team level, the account becomes the responsibility of one person until resolution when the delinquency is cured or the financed vehicle securing the delinquent contract is repossessed. If the delinquent vehicle cannot be brought current or completely collected by around 75 days delinquent, HMFC generally attempts to repossess the vehicle. Vehicles generally are sold at auction within 30 to 45 days of repossession. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HMFC to the extent practicable and legally permitted. HMFC attempts to contact customers and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.
Extensions
     HMFC will grant extensions or deferments of contracts in accordance with its customary servicing procedures and the applicable sale and servicing agreement.
Insurance
     Each applicant for a contract is required to maintain specific levels and types of insurance with respect to the financed vehicle. The issuing entity will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent received by HMFC. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HMFC has no obligation, and in fact does not track or monitor whether there is insurance coverage in effect with respect to financed vehicles. HMFC does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle’s owner is terminated, nor does HMFC purchase insurance for the account of a financed vehicle owner upon such a termination.
Collection Account
     All payments and other proceeds of any type and from any source on or with respect to the receivables shall be the property of the applicable issuing entity, subject to the lien of the related indenture and the rights of the indenture trustee thereunder. The servicer shall, no later than the second Business Day after the receipt of such collections, remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the “Collection Account”). Pursuant to the terms of the applicable sale and servicing agreement, payments received by the servicer are to be deposited in the applicable Collection Account within two (2) Business Days after receipt. However, so long as certain conditions are satisfied, the servicer may retain such amounts received during a Collection Period until the Business Day prior to the related payment date. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later than the related payment date) if certain rating agency conditions specified in the applicable sale and servicing agreement are satisfied. Pending deposit into the Collection Account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.
     Pursuant to the terms of the applicable sale and servicing agreement, the servicer will be required to transfer all collections received into the Collection Account to the applicable distribution account (to the extent practicable) on the Business Day immediately preceding each distribution date.
     The Collection Account will be established by the servicer in accordance with the terms of the applicable sale and servicing agreement.
Set-Off
     Pursuant to the terms of the applicable receivables purchase agreement, HMFC will provide an undertaking to the depositor whereby HMFC will pay to the depositor an amount equal to the amount of any reduction in or cancellation of any payment due under a contract as a result of any exercise or purported exercise of any right of set-

off or other similar right, not arising from the financial inability of the obligor to pay, by any obligor against the amount due thereunder with respect to any receivable sold to the depositor. The depositor will transfer its right to enforce such undertaking by HMFC to the issuing entity under the applicable sale and servicing agreement.
PRE-FUNDING ARRANGEMENT
     To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months from the date of issuance of a class of notes of a series. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of notes, an account, known as the pre-funding account, will be established in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the net proceeds received from the sale of the notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to HMFC for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement.
     The use of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and HMFC and the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.
     Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
     Information concerning HMFC’s experience pertaining to delinquencies, repossessions and net losses on its serviced portfolio of new and used retail motor vehicle receivables (including receivables previously sold that HMFC continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience or to the information in any prospectus supplement.
MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts included in the issuing entity property of an issuing entity will be paid or distributed to the related noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by HMFC or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See “Description of the Transaction Documents — Termination” in this prospectus.
     The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of the portfolio, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.
     HMFC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION
     For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.
     For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.
     For transactions in which the servicer will compute a Note Factor, the Note Factor will be a seven-digit decimal indicating the outstanding principal balance of the notes at the end of the month as a fraction of the original principal balance of the notes as of the Closing Date. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the notes or a class of notes, as applicable. The amount of a noteholder’s pro rata share of the outstanding principal balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s note by the Note Factor for that month.
     With respect to each issuing entity, the indenture trustee will make available to the noteholders of record monthly reports concerning payments received on the receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, the indenture trustee will not make monthly reports available to those owners. Access to monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the indenture trustee. Noteholders of record during any calendar year will have access to information for tax reporting purposes not later than the latest date permitted by applicable law. See “Description of the Notes — Statements to Noteholders” in this prospectus.
USE OF PROCEEDS
     Each issuing entity will use the net proceeds from the sale of notes of a given series to purchase receivables from the depositor and to fund any related reserve account or other account (including any pre-funding account) of the issuing entity, and as otherwise set forth in the accompanying prospectus supplement. The depositor will purchase receivables from HMFC with the net proceeds it receives from the issuing entity.
DESCRIPTION OF THE NOTES
     A series of notes may include one or more classes of notes. Each issuing entity will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summary contained under “The Notes” in the applicable prospectus supplement, describes all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.
The Notes
     With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Notes — Definitive Notes” in this prospectus.
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate.
     If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available could be less than the amount of interest payable on the notes of a particular class on any payment date, in which case each noteholder of such class will receive its ratable share of the aggregate amounts available to be distributed on the notes of that class.
     To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

     One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables. Further, if the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described under “Description of the Transaction Documents — Termination” in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes of a series, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments, of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.
     If specified in the applicable prospectus supplement, the issuing entity may issue notes from time to time and use the proceeds of such issuance to make principal payments with respect to other classes of notes of that series.
Ratings of the Notes
     It will be a condition to the issuance of each class of notes specified as being offered by the applicable prospectus supplement that each class of notes be rated in one of the four highest generic rating categories established for the notes by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.
Revolving Period
     If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a series of securities and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of that series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a series of securities. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:
•	utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables — The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.
     The additional receivables purchased by an issuing entity during a revolving period will be selected by the seller using the eligibility criteria described above. The underwriting criteria for additional receivables will be substantially the same as those for the related initial receivables and thus it is expected that the characteristics of the additional receivables for each series will not vary materially from the characteristics of the related initial receivables pool. There will be no independent verification of the seller’s determination that additional receivables meet the applicable eligibility or underwriting criteria. [Additional receivables are not permitted to be substituted with other receivables.] Additional receivables will benefit from the receivables repurchase remedy for the breach of certain receivables representations and warranties that is described under “The Issuing Entity Property—Representations, Warranties and Covenants” in the accompanying prospectus supplement.
     Amounts on deposit in the Collection Account during the revolving period will be invested as described under “Description of the Transaction Documents—The Collection Account and Eligible Investments” in this prospectus.
     The material features and aspects of the revolving period, including how often additional receivables will be acquired during the revolving period, will be described in the applicable prospectus supplement.
     An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes and to the holder of the certificate. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.
     Each issuing entity which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.
     Although additional receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, additional receivables may be of a different credit quality and seasoning. The credit quality of the additional receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the additional receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the additional contracts. Moreover, following the transfer of additional receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.
Series of Notes
     Each issuing entity will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.
No Cross-Default /Cross-Collateralization
     The occurrence of an event of default with respect to one series of notes does not automatically result in a default under any other series of notes or other indebtedness of HMFC, but may result in a default under certain other indebtedness of HMFC if an event of default with respect to a series of notes occurs and is not cured within any applicable grace period. In addition, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against HMFC, may constitute a servicer default or an event of default under one or more series of notes as well as other indebtedness of HMFC. If any such event or any such uncured event of default occurs, HMFC’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures
     Book-Entry Registration. Each class of notes offered by this prospectus and the accompanying prospectus supplement will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.
     No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus and the accompanying prospectus supplement to actions by noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the related owner trustee or indenture trustee as noteholders as those terms will be used in the relevant agreements will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against the Direct Participant or Indirect Participant parties thereto.
     Under a book-entry format, DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.
     Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.
     Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, credits and securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
     DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust company, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
     Purchases of notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the notes, except in the event that use of the book-entry system for the notes is discontinued.
     To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the related indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related indenture trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
     DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the related indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.
     Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including Unites States dollars. Clearstream Banking Luxembourg provides Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of notes offered by this prospectus and each accompanying prospectus supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts of the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents, or dealers with respect to any class or series of notes offered by this prospectus and each accompanying prospectus supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Payments with respect to notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material United States Federal Income Tax Consequences.” Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.
     Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue those procedures and those procedures may be discontinued at any time.
     None of the servicer, the depositor, the administrator, the related indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:
•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN.
     Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will generally remain in effect until a change in circumstances makes any information on the form incorrect, provided at least one payment is reported at least annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
     The term “U.S. Person” means:
•	a citizen or resident of the United States;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or a trust that has validly elected to be treated as a U.S. Person.
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the notes.
Definitive Notes
     Unless otherwise specified in the applicable prospectus supplement, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:
•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, and the administrator is unable to locate a qualified successor; or

•	after a default under the applicable transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, advise the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.
     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the notes and instructions for re-registration, the indenture trustee will reissue the notes in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered notes as noteholders.
     Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled maturity date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.
     Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Restrictions on Ownership and Transfer
     There are no restrictions on ownership or transfer of any note of a series, other than as set forth in the following paragraph. However, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors — The notes may not be a suitable investment for you” in the accompanying prospectus supplement. In addition, because the notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — The absence of a secondary market for the notes could limit your ability to resell your notes.”
     If the criteria specified in the underwriter exemption as described below in “ERISA Considerations” are not satisfied by one or more classes of notes, then the accompanying prospectus supplement will specify whether or not transfers of those notes or any interest therein to an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s investment in such entity, or any governmental, foreign or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code will be permitted. No such transfer will be permitted unless such transferee represents, warrants and covenants that its purchase and holding of such note, throughout the period that it holds such note, is and will be, eligible for relief under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1; PTCE 96-23; PTCE 95-60; PTCE 91-38; PTCE 84-14 or another applicable prohibited transaction exemption (or in the case of a governmental, foreign or church plan, subject to law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief). By its acquisition of a note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the indenture trustee may rely conclusively on the same.
Statements to Noteholders
     Unless otherwise specified in the applicable prospectus supplement, with respect to each series of notes, on each payment date the indenture trustee will make available to each noteholder a statement (based solely upon information provided to it by the servicer) setting forth for that payment date and the related Collection Period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:
(i)	the amount of the distribution on or with respect to each class of the notes allocable to principal;

(ii)	the amount of the distribution on or with respect to each class of the notes allocable to interest;

(iii)	the aggregate principal amount of each class of notes and the Pool Factor for each such class;

(iv)	the amount of the servicing fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

(v)	the aggregate amounts of realized losses with respect to any receivable that became a Liquidated Receivable;

(vi)	the balance of the reserve account on the related determination date after giving effect to deposits and withdrawals to be made on the relevant payment date, if any;

(vii)	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(viii)	the amount of any deposit to the reserve account and the amount and application of any funds withdrawn from the reserve account, in each case with respect to such payment date;

(ix)	the amount and application of any funds withdrawn from the pre-funding account and the addition or removal of receivables as a result of a pre-funding arrangement or revolving period;

(x)	the aggregate principal balance of all receivables that became Liquidated Receivables, Administrative Receivables or Warranty Receivables during the related Collection Period;

(xi)	delinquency information with respect to the receivables as of the last day of the related Collection Period;

(xii)	the aggregate principal balance and number of all receivables with respect to which the related financed vehicle was repossessed;

(xiii)	the aggregate principal balance and number of receivables with respect to which the servicer granted an extension; and

(xiv)	any amounts distributed to the certificateholders.
     Unless definitive notes are issued, DTC (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable.
     Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the indenture trustee will furnish any required tax information with respect to the notes to each person who on any Record Date during the calendar year was a registered noteholder.
DESCRIPTION OF THE TRANSACTION DOCUMENTS
     The following summary describes the material terms of:
•	each “purchase agreement” or “transfer agreement” or “receivables purchase agreement” pursuant to which the depositor will purchase receivables from HMFC (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement”, pursuant to which an issuing entity will purchase receivables from the depositor and the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement”, if any, pursuant to which HMFC or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.
     Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables purchase agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.
Sale of the Receivables; Pledge of the Receivables
     Sale by HMFC. Prior to the issuance of a series of notes by the related issuing entity, pursuant to the relevant transfer agreement, HMFC will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, HMFC may have acquired all or a portion of the transferred receivables from dealers.
     The related receivables purchase agreement is intended to grant the depositor an ownership interest in the seller’s interest in the related receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the seller’s interest in the related receivables and the security interests in the related financed vehicles and in either case, such ownership or security interests will be first-priority security interests (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the depositor.
     The receivables purchase agreement may be amended with the written consent of the seller and depositor with prior written notice to the rating agencies but without the consent of the noteholders or the certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or of modifying in any manner the rights of noteholders or certificateholders; provided, that such amendment will not materially and adversely affect the interest of any noteholder or certificateholder. The receivables purchase agreement may also be amended by the seller and depositor with the written consent of the certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the certificates and noteholders evidencing at least a majority of the aggregate outstanding principal amount of notes of the related series, and with prior written notice to the rating agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or for the purpose of modifying in any manner the rights of noteholders or certificateholders; provided that no such amendment may (a) reduce the interest rate or principal amount of any related note or certificate or delay the final scheduled maturity date of any related note without the consent of any holder of such note or (b) reduce the aforesaid percentage of the holders of related notes and certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding related notes and the related certificate.
     Sale by the Depositor. Prior to the issuance of a series of notes by the related issuing entity, the depositor will sell and assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreements, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The indenture trustee will, concurrently with the sale and assignment of the receivables to the issuing entity, execute, authenticate and deliver the notes representing the related notes. The net proceeds received from the sale of the related notes will be applied to the purchase of the receivables from the depositor and to make the required initial deposit into the reserve account.
     The related sale and servicing agreement grants the issuing entity an ownership interest in the depositor’s interest in the related receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the depositor’s interest in the related receivables and the security interests in the related financed vehicles and, in either case (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the issuing entity.

     Pledge by Issuing Entity. On the closing date, the issuing entity will pledge the related receivables and the other issuing entity property to the indenture trustee for the benefit of the related noteholders pursuant to the related indenture. The related indenture will provide a first priority (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) security interest in the receivables and the related financed vehicles in favor of the indenture trustee.
     The receivables purchase agreement requires the seller to file and maintain financing statements as necessary to preserve, maintain and protect the security interests granted in the receivables under the related transaction documents to the depositor, issuing entity and indenture trustee. The indenture also requires annual opinions by April 30 of each year to the effect that all such action has been taken with respect to financing statements, or that no actions are necessary, to maintain the lien and security interest created by the indenture. If any filings would be required to maintain the lien and security interest under the indenture until April 30 of the following calendar year, a description of such necessary filings would need to be included in the opinion.
     Representations and Warranties of HMFC and the Depositor. Pursuant to each transfer agreement, HMFC will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and the indenture trustee, for the benefit of holders of notes, that:
•	the information provided in the schedule of receivables is true and correct in all material respects as of the applicable cutoff date;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle and to name HMFC as a loss payee;

•	as of the applicable Closing Date, each of those receivables is or will be secured by a first priority perfected security interest in favor of HMFC in the financed vehicle;

•	as of the applicable Closing Date, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

•	each receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.
     As of the last day of the first Collection Period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the issuing entity, or the noteholders in any receivable, the depositor, unless the breach is cured, will repurchase that receivable (a “Warranty Receivable”) from the issuing entity. Pursuant to the applicable receivables purchase agreement, HMFC will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that receivable. The “Warranty Purchase Payment “ for a Warranty Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable’s APR as of the last day of the Collection Period that receivable is repurchased.
     This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the depositor. The obligation of the depositor to repurchase a receivable will not be conditioned on performance by HMFC of its obligation to purchase that receivable from the depositor pursuant to the applicable receivables purchase agreement.
     Upon discovery of a breach of certain of the representations and warranties by the seller and certain covenants of the servicer made in the sale and servicing agreement, such party is obligated to promptly notify the other parties thereto, which includes the indenture trustee.

     Pursuant to the applicable sale and servicing agreement, the depositor and the issuing entity will designate the servicer as custodian to maintain possession as the issuing entity’s agent of the related motor vehicle retail installment sale contracts. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as HMFC is servicing the receivables. However, Uniform Commercial Code (“UCC”) financing statements reflecting the sale and assignment of the receivables by HMFC to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of HMFC and the depositor will reflect that sale and assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. In addition, in some cases, the issuing entity’s security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.
Collections
     The servicer will deposit all payments on receivables received from obligors and all proceeds of receivables collected during the Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the applicable sale and servicing agreement (including the satisfaction of specified ratings criteria by the servicer and the absence of any servicer termination event) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the applicable sale and servicing agreement, pending deposit into the Collection Account, collections may be used by the servicer at its own risk and will not be segregated from its own funds.
     The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of receivables to be purchased from the issuing entity during the related Collection Period, if any, to the Collection Account on the Business Day preceding the related payment date.
     If the servicer were unable to remit the funds as described above, noteholders might incur a loss. The servicer may, if set forth in the related prospectus supplement, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to receivables required to be repurchased by the depositor or the servicer, as applicable.
     Collections on or in respect of a receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the applicable sale and servicing agreement.
Note Distribution Account
     On or prior to the applicable Closing Date, the issuing entity shall cause the servicer to establish with the indenture trustee, and the indenture trustee shall initially maintain, an account into which amounts transferred from the Collection Account and the reserve account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). The Note Distribution Account will be maintained at an Eligible Institution.
The Collection Account and Eligible Investments
     With respect to each issuing entity, the servicer or the indenture trustee will establish and maintain one or more accounts, known collectively as the Collection Account, in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable notes and which are consistent with the rating of those notes. Eligible Investments made with respect to the Collection Account will mature no later than the next payment date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments, net of losses and investment expenses, shall be released to the servicer on each payment date and shall be the property of the servicer.
Other Accounts
     The Collection Account and any other issuing entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other issuing entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.
Payments on Receivables
     Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the Collection Account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the Collection Account within two Business Days after receipt. The monthly remittance condition will be satisfied if (i) HMFC or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HMFC has a short-term debt rating of at least “A-1” from Standard & Poor’s, “Prime-1” from Moody’s and “F-1” from Fitch. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later than the related payment date) if the rating agency condition specified in the applicable prospectus supplement is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.
Payments and Distributions on the Notes
     With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.
     With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related Collection Account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.
Credit and Cash Flow Enhancement
     Credit enhancement for your series or class of notes may be in the form of overcollateralization, subordination of one or more classes of notes, subordination of the certificate to one or more classes of notes, a reserve account, cash deposits or any combination of the above. The prospectus supplement for each series of notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.
     The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.
     Subordination Between Classes. If so specified in the accompanying prospectus supplement, one or more classes of a series will be subordinated as described in the applicable prospectus supplement to the extent necessary to fund payments with respect to the notes that are more senior within that series. The rights of the holders of the subordinated notes to receive distributions of principal of and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of notes within that series that are more senior, but only to the extent set forth in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.
     The accompanying prospectus supplement will also set forth information concerning:
1.	the amount of subordination of a class or classes of subordinated notes within a series;

2.	the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of notes of that series that are more senior.
     Subordination of Certificate to Notes. The certificate issued by an issuing entity will be in definitive form and initially retained by the depositor. Payments on the certificate will be subordinated to payments on the notes to the extent described in the accompanying prospectus supplement. The certificate will not bear interest.
     Reserve Account. If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related issuing entity property. The reserve account is intended to assist with the payment of interest on and/or principal of the notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying prospectus supplement.
     Yield maintenance account. A “yield maintenance account” may be established with respect to any class or series of notes. The terms relating to any such account will be set forth in the related prospectus supplement. Each yield maintenance account will be designed to hold funds to be applied by the indenture trustee to provide payments to noteholders in respect of receivables that have APRs less than the required interest rate, as specified in the related prospectus supplement.

     Overcollateralization. Overcollateralization is the amount by which the aggregate principal balance of the receivables held by an issuing entity exceeds the aggregate principal amount of the notes issued by that issuing entity.
     Derivative agreements or other interest rate protection. If so provided in the related prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, an interest rate cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), an interest rate collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.
     Cash deposits. If so specified in the prospectus supplement, the depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the notes issued by the issuing entity.
Servicer Reports
     The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “Description of the Notes — Statements to Noteholders” in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.
Purchase of Receivables by the Servicer
     To the extent described in this prospectus and in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the noteholders or issuing entity.
Servicing Fee
     The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents. The servicer will be required to pay all of the indenture trustee’s fees, expenses, reimbursements and indemnifications.
Advances
     If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors during the related Collection Period that remained unpaid at the end of such Collection Period. We refer to such a payment herein as an “Advance”. The servicer shall not make an Advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the Collection Account and any amount available from the reserve account with respect to, such receivable. In the event that the servicer does not make an Advance, any payment deficiency on the notes resulting therefrom will be funded by the application of, and to the extent of, available credit enhancement.
Subordination Provisions
     The related indenture and trust agreement contain subordination provisions that state that to the extent a noteholder or certificateholder, respectively, is found to have an interest in (a) assets of the depositor that are dedicated to other debt obligations of the depositor or debt obligations of a securitization vehicle other than the issuing entity that issued such noteholder’s notes or certificateholder’s certificate or (b) assets of an issuing entity other than the issuing entity that issues its note or certificate, that such rights are subordinated.
Evidence as to Compliance
     Each sale and servicing agreement will provide for the delivery by the servicer to each of the rating agencies, the indenture trustee, the owner trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that a review of the activities of the servicer during the preceding 12-month period (or such shorter period in the case of the first servicer certificate) and of the performance of its obligations under the applicable sale and servicing agreement has been made under such officer’s supervision, and, to such officer’s knowledge, the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.
     The servicer shall deliver to the owner trustee, the indenture trustee, and each rating agency written notice in an officer’s certificate of any event that with the giving of notice or lapse of time or both would become a servicer termination event.
     Each sale and servicing agreement will require the servicer to furnish to the related issuing entity, the depositor and the indenture trustee any report or information required to facilitate compliance by the issuing entity and depositor with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
Material Matters Regarding the Servicer
     The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets or assignment. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain obligated and liable for any duties it has delegated.
     Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.
     Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances, if any, made with respect to the related receivables pool to the extent funds are available therefore in accordance with the applicable priority of payments.
Defaults by the Servicer
     Unless otherwise specified in the applicable prospectus supplement, a default by the servicer under any sale and servicing agreement will include the following (each, a “servicer termination event”):
•	any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of notice of that failure;

•	any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the applicable sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or certificateholders, and which failure continues unremedied for 60 days after discovery of that failure by the servicer or written notice of that failure is given to the servicer by (a) the related indenture trustee, (b) the related owner trustee; or (c) the holders of the notes representing more than 50% of the outstanding principal amount of the Controlling Class; and

•	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;
provided, however, that a delay or failure of performance referred to under the first item above for a period of 10 days and under the second item above for a period of 30 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.
     Each applicable prospectus supplement may set forth servicer termination events that are in addition to the servicer termination events set forth above.
     Upon the occurrence of any servicer termination event, the sole remedy available to the related issuing entity and noteholders will be to remove the servicer and appoint a successor servicer.
Rights Upon Default by the Servicer
     Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.
Amendment
     The sale and servicing agreements may be amended without the consent of the related noteholders, certificateholders, the indenture trustee or owner trustee to cure any ambiguity, to correct or supplement any provisions in the agreements or to add any provisions to or change or eliminate any of the provisions of the agreement or modify the rights of the noteholders or the certificateholders; provided that the action will not materially and adversely affect in any material respect the interests of any noteholder or certificateholder and each rating agency has notified the indenture trustee or issuing entity in writing that such action will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes. The sale and servicing agreement may also be amended with the consent of the related indenture trustee and holders of the notes evidencing at least a majority of the principal amount of the notes, to add any provisions to or change or eliminate any of the provisions of the agreement or modify the rights of the noteholders or the certificateholders; provided that no such amendment may (i) reduce in any manner the interest rate or principal amount of any note or delay the stated maturity date of any note without the consent of the holders of such note or (ii) reduce the percentage of the notes which is required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates.
Termination
     To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Pool Balance has declined to the percentage of the Original Pool Balance specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each note issued by such issuing entity at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.
     As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph.
Duties of the Owner Trustee and the Indenture Trustee
     The owner trustee will make no representations as to the validity or sufficiency of the applicable trust agreement, the notes or of any receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the receivables. The owner trustee is required to perform only those duties specifically required of it under the applicable trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the applicable trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable trust agreement. The applicable trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.
      The indenture trustee will make no representations as to the validity or sufficiency of the applicable indenture, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the receivables. If no event of default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the applicable indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the applicable indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable indenture. Except during the continuance of an event of default of which a responsible officer of the indenture trustee has actual knowledge, the indenture trustee for each series of notes will (i) rely as to the truth of the statements and the correctness of the opinions expressed therein on certificate or opinions furnished to the indenture trustee that conform to the requirements of the related indentures; and (ii) if pursuant to the servicing agreement for a series of notes, the related indenture trustee discovers a representation or warranty with respect to a receivable is incorrect or that a covenant of the servicer has been breached with respect to a receivable, the related sale and indenture trustee shall give prompt written notice to the servicer and owner trustee of such incorrectness. The applicable indenture may say that the indenture trustee will not be responsible for knowing about any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event.

     If an event of default has occurred and is continuing of which one of certain officers of the indenture trustee has actual knowledge, the indenture trustee must exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     In addition, the issuing entity will give the indenture trustee and the rating agencies prompt written notice of an event of default, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.
     The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture or to institute, conduct or defend any litigation under the applicable indenture or in relation to the indenture or that litigation at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the applicable indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the service, as applicable to remit payment. A noteholder’s right to institute any proceeding with respect to the indenture trustee is conditioned upon the noteholder providing the indenture trustee with written notice of the event of default, and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the applicable indenture. No proceeding shall commence unless the noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.
The Owner Trustee and the Indenture Trustee
     Each of the indenture trustee and the owner trustee for any series of notes will be identified in the prospectus supplement for that series. The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.
     For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee, acting jointly, (or in some instances, the owner trustee acting alone) or the indenture trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the applicable sale and servicing agreement and the applicable trust agreement or the indenture trustee by the applicable indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.
     The owner trustee and the indenture trustee may resign at any time and may be removed under the circumstances, each as described under “Replacement of the Indenture Trustee” and “Resignation and Removal of the Owner Trustee” below. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.
     The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the applicable trust agreement and the applicable indenture, respectively. The servicer for each series of notes will also reimburse the related indenture trustee for all reasonable out-of-pocket compensation and expenses, advances and disbursements of the related indenture trustee’s agents, counsel, accountants and experts. The owner trustee and the indenture trustee will be entitled to indemnification by the administrator and the servicer (on behalf of the issuing entity), respectively, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own willful misconduct, bad faith or negligence. In addition, such indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, or for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the indenture or any other transaction document.
     HMFC, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.
The Administration Agreement
     HMFC or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator shall not be paid a separate fee for the performance of its duties as administrator.
     The administration agreement will be governed by the laws of the State of New York.
Amendment
     The administration agreement may be amended with the written consent of the issuing entity, the administrator and the indenture trustee with prior written notice to the rating agencies but without the consent of the owner trustee, noteholders or the certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement; provided that such amendment will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder or certificateholder. The administration agreement may also be amended with the written consent of the owner trustee and certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the certificates and noteholders evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Class of notes of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement or for the purpose of modifying in any manner the rights of noteholders or certificateholders; provided that no such amendment may (a) reduce the interest rate or principal amount of any related note or certificate or delay the final scheduled maturity date of any related note without the consent of any holder of such note or (b) reduce the aforesaid percentage of the holders of related notes and the certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding related notes and the certificate.
DESCRIPTION OF THE INDENTURE
     The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.
Modification of Indenture
     The issuing entity and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.
     Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:
•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

•	affect the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•	to the extent provided in the applicable prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the applicable prospectus supplement.
     The related issuing entity and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not, as evidenced by notice from each rating agency that such supplemental indenture will not result in a reduction, withdrawal or downgrade of the current rating of each class of notes, materially and adversely affect the interest of any noteholder.
Events of Default Under the Indenture; Rights Upon Event of Default
     With respect to the notes of a given series, an “event of default” under the related indenture may consist of:
•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of thirty-five days;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
     However, the amount of principal required to be paid to noteholders under the related indenture will be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay any principal on any class of notes will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes. See “Risk Factors — Failure to pay principal on your notes will not constitute an event of default until maturity.” The failure to pay interest to holders of a subordinated class of notes (unless it is the Controlling Class of notes) on a particular payment date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the related indenture and described below. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.
     If an event of default should occur and be continuing with respect to a class of notes, the indenture trustee or holders of a majority in principal amount of the Controlling Class of notes then outstanding may declare the notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding (or relevant class or classes of notes) if:
1.	the issuing entity has deposited with that indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes and all other amounts that would then be due as if the event of default giving rise to that declaration had not occurred and (2) all expenses and indemnities due to the indenture trustee and the owner trustee; and

2.	all events of default – other than the nonpayment of principal of the notes that has become due solely due to that acceleration – have been cured or waived.
     If the class of notes are due and payable following an event of default on those notes, the indenture trustee may:
•	institute proceedings to collect amounts due or foreclose on the issuing entity property;

•	exercise remedies as a secured party;

•	sell the assets of the issuing entity; or

•	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.
     The indenture trustee is prohibited from selling the assets of the issuing entity following an event of default (other than a default in the payment of any principal on the most senior class of notes or a default for thirty-five days or more in the payment of any interest on the most senior class of notes), unless:
1.	with respect to the events of default described in the third and fourth bullets under the definition of “event of default” above:

•	the holders of all outstanding notes and certificates consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates at the date of the sale; or

2.	with respect to the events of default described in the fifth bullet under the definition of “event of default” above:

•	the holders of the Controlling Class of notes consent to the sale; or

•	the indenture trustee determines that the proceeds from the sale of the issuing entity estate will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3 % of the Controlling Class of notes then outstanding.
     An indenture trustee may, but is not required to, obtain and rely upon at other than its own expense an opinion of an independent accountant or investment banking firm as to the sufficiency of the related issuing entity property to pay interest on and principal of the notes on an ongoing basis. Even if the maturity of the notes has been accelerated, there may not be any funds or enough funds to pay principal of the notes.

     Subject to the provisions of the related indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders of such notes have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least a majority of the aggregate principal amount of the Controlling Class of notes may, in some cases, waive a default, except a default in any required payment from amounts held in the issuing entity accounts in respect of amounts due on the notes, payments of principal or interest or a default in respect of a covenant or provision of the related indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes.
     No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:
1.	the holder of a note or notes previously has given to the indenture trustee written notice of a continuing event of default;

2.	the event of default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the Controlling Class of notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

3.	the holder or holders of notes have offered the indenture trustee reasonable indemnity;

4.	the indenture trustee has for 60 days failed to institute a proceeding; and

5.	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the Controlling Class of notes.
     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the related indenture.
     Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to the events of default set forth above.
     With respect to each series of notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.
Replacement of the Indenture Trustee
     The indenture trustee for each series of notes may resign at any time by so notifying the related issuing entity and the related rating agencies. The holders of a majority in outstanding amount of the Controlling Class of the related notes may remove the related indenture trustee if the indenture trustee;

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property;

4.	otherwise becomes incapable of acting; or

5.	breaches any representation, warranty or covenant made by it under any transaction document.
     Upon the resignation or removal of the indenture trustee for a series of notes, the issuing entity shall promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with removing and replacing the indenture trustee for a series of notes will be paid by the servicer.
     Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and the time deposits of the successor must have a rating of at least “A-1” or better by Standard & Poor’s and “P-1” by Moody’s or be otherwise acceptable to each rating agency then rating that series of notes.
Material Covenants
     Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuing entity will not, among other things:
•	except as expressly permitted by the related indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any offset from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state or local law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state; (ii) that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the issuing entity under the indenture; (iii) no default or event of default shall have occurred and be continuing immediately after the merger or consolidation; (iv) each rating agency delivers a letter to the indenture trustee to the effect that the consolidation or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes; (v) that issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and (vii) the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the financed vehicles and arising solely as a result of an action or omission of the related obligor); or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.
     The issuing entity may not engage in any activity other than as specified in the applicable indenture.
Annual Compliance Statement
     Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.
Indenture Trustee’s Annual Report
     The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the related indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes or the issuing entity property and that has not been previously disclosed.
Satisfaction and Discharge of Indenture
     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.
Notices
     The administrator, on behalf of the issuing entity, will give the indenture trustee and the applicable rating agencies prompt written notice of each event of default under the indenture, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.
     The noteholders will be notified in writing by the indenture trustee of any event of default, servicer termination event or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the applicable transfer and servicing agreements) obtaining actual knowledge of such events.
     If notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.
Access to Noteholder Lists
     The registrar shall furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrator, within 15 days after receipt by the registrar of a written request therefrom, a list of the names and addresses of the noteholders of record of any class as of the most recent Record Date. If three or more noteholders of any class, or one or more holders of such class evidencing not less than 25% of the outstanding amount of such class, apply in writing to the indenture trustee, and such application states that such noteholders desire to communicate with other noteholders with respect to their rights under the applicable indenture or under the notes and such application is accompanied by a copy of the communication that such noteholders propose to transmit, then the indenture trustee shall, within five Business Days after the receipt of such application, afford such noteholders access, during normal business hours, to the current list of noteholders. The indenture trustee may elect not to afford the noteholders of record access to the list of noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of such noteholders, to all noteholders of record of such series. Every noteholder, by receiving and holding a note, agrees with the indenture trustee and the issuing entity that none of the indenture trustee, the owner trustee, the issuing entity, the servicer or the administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the noteholders under the applicable indenture, regardless of the source from which such information was derived. If the indenture trustee shall cease to be the registrar, then thereafter the administrator will furnish or cause to be furnished to the indenture trustee not more than five days after the most recent Record Date or at such other times as the indenture trustee reasonably may request in writing, a list, in such form as the indenture trustee reasonably may require, of the names and addresses of the holders of notes as of such Record Date.
Governing Law
     The related indenture and the related notes will be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.
Resignation and Removal of the Owner Trustee
     The owner trustee of each issuing entity may resign at any time upon written notice to the administrator, the applicable rating agencies and the related indenture trustee, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove the related owner trustee if that owner trustee becomes bankrupt or insolvent or a receiver of the owner trustee or its property is appointed, or any public officer takes charge or control of the owner trustee or its property for the purpose of rehabilitation, conservation or liquidation, or becomes legally unable to act. Upon removal of the owner trustee, the administrator will appoint a successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of that owner trustee and the appointment of a successor owner trustee to each applicable rating agency.
     The owner trustee of each issuing entity and any successor thereto must at all times:
1.	be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act of Delaware;

2.	be authorized to exercise corporate trust powers;

3.	be subject to supervision or examination by federal or state authorities;

4.	have a combined capital and surplus of at least $50 million; and

5.	have (or have a parent that has) time deposits that are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, or which is otherwise acceptable to the applicable rating agencies.
Bankruptcy Provisions
     Each of the parties to the related transaction documents, and each related noteholder, by accepting the note or a beneficial interest in the related notes, will covenant and agree that it will not prior to the date that is one year and one day after the termination of the related transaction document to which they are a party (or, with respect to the indenture trustee, the owner trustee, the certificate holder and the noteholders, will not ever), institute against, or join in any institution against the depositor or the related issuing entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

Actions by Certificateholder and Owner Trustee with Respect to Certain Matters
     The owner trustee of each issuing entity may not, except upon the directions of the related certificateholder and the servicer, remove or appoint a successor administrator pursuant to the related administration agreement, remove the servicer pursuant to the related sale and servicing agreement, or sell the applicable receivables after the termination of the related indenture, except as expressly provided in the related transaction documents. However, that owner trustee will not be required to follow any directions of the servicer if doing so would be contrary to any obligation of the owner trustee or the related issuing entity. The owner trustee of each issuing entity may not commence a voluntary proceeding in bankruptcy relating to an issuing entity without the unanimous prior approval of all certificateholders and a delivery to the owner trustee of a written certification by each certificateholder that such certificateholder reasonably believes that such issuing entity is insolvent. See “Description of the Trust Agreement ¯ Restrictions on Actions by Owner Trustee” for a discussion of the limitations of certificateholders to direct the owner trustee with respect to an issuing entity bankruptcy proceeding.
DESCRIPTION OF THE TRUST AGREEMENT
     The following summary describes material terms of the trust agreement pursuant to which the related issuing entity of a series will be created and certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of any trust agreement may differ from those described in this prospectus and, if so, will be described in the accompanying prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the trust agreement.
Authority and Duties of the Owner Trustee
     The owner trustee for each issuing entity will administer the issuing entity in the interest of the holders of the certificate (each, a “Certificateholder”), subject to the lien of the related indenture, in accordance with the trust agreement and the other transaction documents applicable to that series. In addition, the owner trustee for each issuing entity will cooperate with the administrator in carrying out the administrator’s obligation to qualify and preserve the issuing entity’s qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the indenture, the notes, the receivables and any other instrument and agreement included in the trust estate; provided that the owner trustee may rely on advice of counsel with respect to such obligation.
     The owner trustee will not be required to perform any of the obligations of the issuing entity under the related trust agreement or the other related transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee shall have no liability or obligation to perform the obligations of the issuing entity under the related transaction documents other than as set forth in the related trust agreement.
     The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related trust agreement, (ii) the other related transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement.
Restrictions on Actions by the Owner Trustee
     The owner trustee of each issuing entity may not:
1.	initiate or settle any claim or lawsuit involving that issuing entity (except claims or lawsuits brought in connection with the collection of the applicable receivables);

2.	file an amendment to the related certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the related indenture in circumstances where the consent of any noteholder of the related series is required;

4.	amend the related indenture where noteholder consent is not required if such amendment materially adversely affects the certificateholder of the related series;

5.	amend the related administration agreement, if such amendment materially adversely affects the interests of the certificateholder of the related series;

6.	appoint a successor note registrar, certificate registrar or indenture trustee or consent to assignment of their respective obligations under the related indenture and trust agreement, as applicable, by the note registrar, certificate registrar, paying agent or indenture trustee;

7.	consent to the calling or waiver of any default of any related transaction document;

8.	consent to the assignment by the indenture trustee or servicer of their respective obligations under any related transaction document, unless permitted in the transaction documents;

9.	except as provided in the related trust agreement, dissolve, terminate or liquidate the issuing entity in whole or in part;

10.	merge or consolidate the issuing entity with or into any other entity, or convey or transfer all or substantially all of the issuing entity’s assets to any other entity;

11.	cause the issuing entity to incur, assume or guaranty any indebtedness other than as set forth in the related trust agreement or the related transaction documents;

12.	do any act that conflicts with any other related transaction document;

13.	do any act that would make it impossible to carry on the ordinary business of the issuing entity as described in the related trust agreement;

14.	confess a judgment against the issuing entity;

15.	possess issuing entity assets, or assign the issuing entity’s right to property, for other than a trust purpose;

16.	cause the issuing entity to lend any funds to any entity, unless permitted in the related transaction documents; or

17.	change the issuing entity’s purpose and powers from those set forth in the related trust agreement;
unless (1) the owner trustee provides 30 days’ written notice thereof to the servicer and (2) the servicer does not object in writing any such proposed amendment within 30 days of that notice.
     In addition, the issuing entity may not commingle its assets with those of any other entity. The issuing entity must maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth in the trust agreement, the issuing entity shall not pay the indebtedness, operating expenses and liabilities of any other entity. The issuing entity shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the depositor and the servicer.
     The owner trustee shall not have the power, except upon the direction of the servicer and to the extent otherwise consistent with the transaction documents, to (i) remove or replace the indenture trustee, (ii) institute proceedings to have the issuing entity declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (vi) make any assignment for the benefit of the issuing entity’s creditors, (vii) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, (viii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action“). So long as the indenture remains in effect, to the extent permitted by applicable law, no certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.
Restrictions on Servicer’s Powers
     The servicer will not direct the related owner trustee, and the owner trustee is not obligated to follow any direction from the servicer, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the issuing entity for that series or the owner trustee under the related trust agreement or any of the other transaction documents applicable to that series or (ii) would be contrary to the purpose of the issuing entity for that series.
Liabilities and Indemnification
     The administrator will indemnify the owner trustee of each issuing entity for any and all liabilities, obligations, losses, damages, taxes (excluding any net income, profits, franchise or similar taxes on income earned by the owner trustee), claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. The administrator will not indemnify the owner trustee for expenses resulting from the willful misconduct or negligence of that owner trustee, or for the inaccuracy of any representation or warranty of such owner trustee in the related trust agreement. The owner trustee of each issuing entity will not be liable for:
1.	any error in judgment of any officer of that owner trustee;

2.	any action taken or omitted to be taken in accordance with the instructions of any related certificateholder, the administrator or the servicer.

3.	indebtedness evidenced by or arising under any of the transaction documents, including the principal of and interest on the notes; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the related indenture trustee or any other person under any of the transaction documents or otherwise.
     The owner trustee of any issuing entity will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to the trust agreement or any transaction document, at the request, order or direction of the servicer unless such servicer has offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee therein or thereby. In addition, the owner trustee of each issuing entity will not be responsible for or in respect of the validity or sufficiency of the related trust agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related trust estate or for or in respect of the validity or sufficiency of the other transaction documents, other than the certificate of authentication of the certificates of the related series, and the owner trustee of each issuing entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any noteholder or any certificateholder, other than as expressly provided for in the related trust agreement or expressly agreed to in the other transaction documents for that series.

LEGAL PROCEEDINGS
     There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Rights in the Receivables
     The transfer of the receivables by HMFC to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.
     Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC financing statements reflecting the transfer and assignment of the receivables by HMFC to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value, in good faith, in the ordinary course of business and without actual knowledge that the purchase violated the rights of the issuing entity or the indenture trustee, as applicable, in the receivables, which could cause investors to suffer losses on their notes.
     Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:
•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction giving rise to the receivables; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to, and does not intend to, give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.
Security Interests in the Financed Vehicles
     Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle certificate of title laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by the notation of the secured party’s lien on the vehicle’s certificate of title. In most cases, the certificate of title exists in physical form and will be held by the servicer. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HMFC will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuing entity or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title relating to a financed vehicle is not effected or maintained, the issuing entity may not have a first priority security interest in that financed vehicle.
     If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 30 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HMFC, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.
     Perfection of Security Interests in Financed Vehicles. HMFC will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity, except where applicable law requires, will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HMFC will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the UCC, assignments such as those under the receivables purchase agreements or sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released, another person may acquire ownership of the motor vehicle free of the security interest of the depositor, the issuing entity and the indenture trustee, or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.
     In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HMFC generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HMFC has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.
     Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HMFC would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HMFC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.
     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, HMFC will represent and warrant to the depositor in each receivables purchase agreement and the depositor will represent and warrant in each sale and servicing agreement that, as of the initial issuance of the notes of the related series, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any noteholders in respect of a given issuing entity if a lien arises or confiscation occurs that would not give rise to the depositor’s or the servicer’s, as the case may be, repurchase obligation under any sale and servicing agreement or HMFC’s repurchase obligation under any receivables purchase agreement.
Repossession
     In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless the exercise of that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession or it is not possible to exercise self-help without breaching the peace (e.g. where the vehicle is stored in a locked garage), or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.
     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. Additionally, in every state, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds
     The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.
     The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
     On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.
Consumer Protection Law
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale contracts, retail installment sale contracts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.
     With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.
     The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.
     Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s and servicer’s representations and warranties under the sale and servicing agreement and a breach of HMFC’s warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the interests of the noteholders in such receivable, create an obligation of the depositor or the servicer, as the case may be, and HMFC, respectively, to repurchase the receivable unless the breach is cured. HMFC will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.
     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.
Certain Matters Relating to Bankruptcy
     In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by HMFC, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the depositor with those of HMFC. These steps include the creation of the depositor as a limited purpose entity pursuant to organizational documents containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the receivables to the issuing entity, and that interest was validly perfected before the bankruptcy or insolvency of HMFC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud HMFC or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the receivables should not be subject to recovery by a creditor or trustee in bankruptcy of HMFC.

     However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:
1.	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of HMFC in the event of the application of applicable Insolvency Laws to HMFC;

2.	a filing were made under any Insolvency Law by or against the depositor; or

3.	an attempt were to be made to litigate any of the foregoing issues.
     On each closing date for a series of notes, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a bankruptcy case in respect of HMFC under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the bankruptcy estate of HMFC. Among other things, that opinion will assume that each of the depositor and HMFC will follow specified procedures in the conduct of its respective affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and HMFC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HMFC.
     HMFC will warrant in each transfer agreement that the sale of the related receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if HMFC were to become a debtor in a bankruptcy case, a court could take the position that the sale of receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing by HMFC. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of HMFC arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable. Also, while HMFC is the servicer, cash collections on the receivables may be commingled with general funds of HMFC and, in the event of a bankruptcy of HMFC, a court may conclude that the issuing entity does not have a perfected interest in those collections.
     HMFC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if HMFC were to become a debtor in a bankruptcy case.
Repurchase Obligation
     HMFC will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation or warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, HMFC will be required under the applicable transaction documents to repurchase the affected receivables. HMFC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HMFC’s representations or warranties.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
     Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service for a period exceeding 7 days by the governors of such states. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the Servicemembers Civil Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the receivable and the related financed vehicle in a timely fashion.
     Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts on deposit in the related reserve account or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below or in the applicable prospectus supplement.
     The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their particular investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:
•	banks;

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	United States Holders (defined below) that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.
     This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner is encouraged to consult its own tax advisor as to such tax consequences.

     PROSPECTIVE PURCHASERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.
Opinions
     Upon the issuance of each series of notes, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, Special Tax Counsel will advise that, in their opinion, the notes will be treated as debt for federal income tax purposes and the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation. This opinion is based in part on the fact that the depositor and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes, as well as on such other assumptions as may be described in such opinion.
     In addition, as to any notes offered pursuant hereto, Special Tax Counsel is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material United States Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those notes, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.
     The opinion of Special Tax Counsel specifically addresses only those issues specifically identified above as being covered by that opinion. Special Tax Counsel has not been asked to opine on any other federal income tax matter or on any state or local income tax matter related to any issuer or any notes issued by such issuer. Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “— State and Local Tax Consequences”.
     The following discussion assumes that the notes will be treated as debt for federal income tax purposes. To the extent the federal income tax consequences relating to the ownership and disposition of a specific series of notes is different from that set forth below, these additional federal income tax consequences will be described in the applicable prospectus supplement.
United States Holders
     For purposes of this discussion, “United States Holder” means a beneficial owner of notes who or that is:
•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, that has validly elected to be treated as a United States person.
     Stated Interest. Except to the extent indicated in the applicable prospectus supplement, each issuing entity will take the position that the possibility that payments of stated interest on the notes would be deferred pursuant to the terms of the notes is remote and such payments will be treated as “qualified stated interest” for purposes of determining the applicability of the OID (as defined below) rules to the notes, and the following discussion assumes that such position is respected. Payments of stated interest on the notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder’s method of accounting for United States federal income tax purposes. If the possibility of interest deferral on all or certain classes of notes is determined to be not remote as of the issue date, or if interest with respect to a class of notes is not timely paid, then all stated interest on such notes, or interest accruing on such notes after the date on which interest is not timely paid, as the case may be, should be treated as original issue discount (“OID”) which would be required to be accrued annually into taxable income by all holders regardless of whether they use the accrual or cash method of accounting.
     Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement and as discussed below with respect to Short-Term Notes, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made on the note except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.
     If a note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a taxable disposition subject to the rules discussed below in “— Disposition of Notes”) proportionately as principal payments are made on that note.
     If payments under the notes may be accelerated by reason of prepayments of other obligations securing such notes, Section 1272(a)(6) of the Code may apply to such notes, in which case the issuing entity will, in computing OID with respect to the notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the notes. If the notes are issued with OID and the issuing entity determines that Section 1272(a)(6) of the Code applies to the notes, additional discussion will be provided as to the computation of OID accruals in the applicable prospectus supplement.
     Notes that have a fixed maturity date of not more than one year from the issue date (“Short-Term Notes”) will be treated as “short-term obligations” that are subject to special rules under the Code. No interest on a Short-Term Note will be considered “qualified stated interest” and all payments on such note in excess of such note’s issue price will be treated as OID. United States Holders that use an accrual method of accounting for United States federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.
     Amortizable Bond Premium. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with amortizable bond premium. If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any issuing entity option to redeem the notes at 100% of the principal amount). If the notes are subject to call provisions at the issuing entity’s option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. A United States Holder who elects to amortize bond premium must reduce the holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to notes that are subject to Section 1272(a)(6) of the Code and are encouraged to consult their own tax advisors regarding the amortization of any such bond premium.
     Disposition of Notes. If a United States Holder sells a note or otherwise disposes of a note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the note (excluding an amount for accrued interest not previously included in income which will be treated as ordinary) and such holder’s adjusted tax basis in the note. The adjusted tax basis of the note will equal such holder’s cost for the note, increased by any OID previously included by such holder in income from the note and decreased by any bond premium previously amortized and any payments previously received by such holder on the note other than qualified stated interest. Any gain or loss will be capital gain or loss if the note was held as a capital asset. Capital gain or loss will be long-term if the note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.
     Information Reporting and Backup Withholding. Each issuing entity, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuing entity, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder’s name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders are encouraged to consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.
Non-United States Holders
     A “Non-United States Holder” is a beneficial owner of the notes who or that is not a United States Holder.

     Interest. Interest (including OID, if any) paid to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:
•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity;

•	such holder is not a controlled foreign corporation that is related to the issuing entity or depositor through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the Non-United States Holder certifies in a statement provided to the issuing entity or its paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to the issuing entity or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides the issuing entity or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.
     Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.
     The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:
•	the certification described above be provided by the partners; and

•	the partnership provide certain information.
Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors are encouraged to consult their tax advisors regarding the certification requirements applicable to their specific situation.
     Sale or Other Taxable Disposition of the Notes. A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such Non-United States Holder) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.
     United States Trade or Business. If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder’s conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.
     Backup Withholding and Information Reporting. Backup withholding will likely not apply to payments of principal or interest made by the issuing entity or its paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:
•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.
     Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.
     Non-United States Holders are encouraged to consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuing entity or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder’s United States federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.
STATE AND LOCAL TAX CONSEQUENCES
     The above discussion of material United States federal income tax consequences does not address any state or local tax matters. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.
ERISA CONSIDERATIONS
     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Plan Assets Regulation
     In addition, an investment of assets of a benefit plan in notes offered under this prospectus may cause the underlying receivables or any other assets held in the issuing entity to be deemed assets of the benefit plan, and transactions involving the operation and management of the issuing entity and its assets might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101 (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.
     Even if the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an underwriter, the issuing entity, the owner trustee, the indenture trustee, any swap counterparty, any insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.
     Additionally, the acquisition or holding of notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code (a “Similar Law”).
     The notes should also not be purchased with the assets of a benefit plan if the servicer, the depositor, an underwriter, any swap counterparty, any insurer, the indenture trustee, the owner trustee or any of their affiliates is a fiduciary or gives investment advice with respect to such benefit plan or is an employer maintaining or contributing to such benefit plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.
     By acquiring a note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note is, and will be, eligible for relief under a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such note in violation of the foregoing.
Underwriter Exemption
     The notes may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA and the Code in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters (the “underwriter exemption”). The underwriter exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA and the Code with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities that represent interests in an investment pool for which the underwriter is the sole underwriter, the manager or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter exemption. The receivables covered by the underwriter exemption include motor vehicle retail installment sale contracts such as those securing the notes offered by this prospectus.
     Information about whether the underwriter exemption may be available to provide relief for a particular class of notes will be provided in the “ERISA Considerations” section in the applicable prospectus supplement.
     The underwriter exemption will apply only if specific conditions (certain of which are described below) are met. Among the conditions that must be satisfied for the underwriter exemption to apply to the acquisition of the notes by a benefit plan are the following:
     (1) The acquisition of notes by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.
     (2) The notes acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch (each, a “rating agency”).
     (3) The sum of all payments made to the underwriter in connection with the distribution of the notes represents not more than reasonable compensation, as defined in the exemption, for underwriting the notes. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.
     (4) Each of the owner trustee and any indenture trustee is a substantial financial institution and is not an affiliate, as defined in the underwriter exemption, of any other member of the “restricted group”, other than the underwriter. The restricted group consists of the underwriter, any trustee, the depositor, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes and any affiliate of these parties.
     (5) The benefit plan investing in the notes is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.
     (6) The issuing entity satisfies the following requirements:
     (a) the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;
     (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes; and
     (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes.
     (7) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.
     (8) The acquisition of additional receivables during the pre-funding period must satisfy the following requirements:
     (a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;
     (b) the additional receivables do not result in a lower credit rating;
     (c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle retail installment sale contracts described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;
     (d) the pre-funded amount must not exceed 25% of the original aggregate note balance of the offered notes; and
     (e) the pre-funding period must end the earlier of:
     (i) three months or ninety days after the closing date for that transaction;
     (ii) the date on which an event of default occurs; or
     (iii) the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any.
     (9) If a particular class of notes held by any benefit plan involves a “ratings dependent swap” (as defined herein) or a “non-ratings dependent swap” (as defined herein) entered into by the issuing entity, then each particular swap transaction relating to such notes must satisfy the following conditions:
     (a) the swap transaction is an “eligible swap,” which means a ratings dependent swap or non-ratings dependent swap:
     (i) which is dominated in U.S. dollars;
     (ii) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of notes to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;
     (iii) which has a notional amount that does not exceed either:
     (I) the principal balance of the class of notes to which the swap relates; or
     (II) the portion of the principal balance of such class represented solely by those types of corpus or assets of the issuing entity referred to above in Clause (6).

     (iv) which is not leveraged (i.e., payments are based on the applicable notional amount, the day-count fractions, the fixed or floating rates designated above in Clause (9)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);
     (v) which has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of notes is fully repaid; and
     (vi) which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (9)(a)(i)-(iv) without the consent of the trustee.
     (b) the swap transaction is with an “eligible swap counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the notes, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the notes; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the underwriter exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency, and provided further that if the class of notes with which the swap is associated has a final maturity date of more than one year from the date of issuance of the notes, and such swap is a ratings dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the rating agencies in the event of a ratings downgrade of the swap counterparty;
     (c) any class of notes, to which one or more swap agreements entered into by the issuing entity applies, may be acquired only by a “qualified plan investor,” which means a benefit plan investor or group of benefit plan investors on whose behalf the decision to purchase notes is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the issuing entity and the effect such swap would have upon the credit ratings of the notes. For purposes of the underwriter exemption, such a fiduciary is either:
     (i) a “qualified professional asset manager” (“QPAM”), as defined under Prohibited Transaction Exemption (“PTE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);
     (ii) an “in-house asset manager” as defined under PTE 96-23; or
     (iii) a benefit plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time of the acquisition of such notes.
     (d) in the case of a “ratings dependent swap” (meaning an interest rate swap, or (if purchased by or on behalf of the issuing entity) an interest rate cap contract, that is part of the structure of a class of notes where the rating assigned by the rating agency to any class of notes held by any benefit plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer (as agent for the trustee) must, within the period specified under the pooling and servicing agreement:

     (i) obtain a replacement swap agreement with an eligible swap counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or
     (ii) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of notes will not be withdrawn or reduced.
     (e) in the case of a “non-ratings dependent swap” (meaning an interest rate swap, or (if purchased by or on behalf of the issuing entity) an interest rate cap contract, that is part of the structure of a class of notes where the rating assigned by the rating agency to any class of notes held by a benefit plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (9)(b), the servicer (as agent for the trustee) must, within a specified period after such rating withdrawal or reduction:
     (i) obtain a replacement swap agreement with an eligible swap counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);
     (ii) cause the swap counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
     (iii) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each rating agency rating the notes must confirm, as of the date of issuance of the notes by the issuing entity, that entering into an eligible swap with such counterparty will not affect the rating of the notes.
     (f) the swap transaction does not require the issuing entity to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “excess spread” (as defined in the underwriter exemption) or other amounts that would otherwise be payable to the servicer or the sponsor.
     (10) If a particular class of notes held by any benefit plan involves a yield supplement agreement entered into by the issuing entity, then each particular yield supplement transaction relating to such notes must satisfy the following conditions:
     (a) the yield supplement transaction is an “eligible yield supplement agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the issuing entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:
     (i) it is denominated in U.S. dollars;
     (ii) the issuing entity receives on, or immediately prior to the respective payment date for the notes covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the issuing entity receiving payments on at least a quarterly basis;
     (iii) it is not leveraged, as described above in Clause (9)(a)(iv);

     (iv) it does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clause (10)(a)(i)-(iii) without the consent of the trustee;
     (v) it is entered into by the issuing entity with an eligible swap counterparty; and
     (vi) it has a notional amount that does not exceed either:
     (I) the principal balance of the class of notes to which such agreement or arrangement relates; or
     (II) the portion of the principal balance of such class represented solely by those types of corpus or assets of the issuing entity referred to above in Clause (6).
     (11) Prior to the issuance of any debt securities, a legal opinion is received which states that the debt holders have a perfected security interest in the issuing entity’s assets.
            A benefit plan fiduciary contemplating purchasing a note must make its own determination that all of the conditions described in the underwriter exemption will be satisfied with respect to that note.
     Some transactions are not covered by the underwriter exemption or any other exemption. The underwriter exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the indenture trustee, the servicer, any insurer, any swap counterparty or any “obligor” (as defined in the underwriter exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuing entity, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:
•	a benefit plan’s investment in the notes does not exceed 25% of all of the notes outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.
     The underwriter exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.
     Each purchaser that is purchasing the notes in reliance on the underwriter exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes in reliance on the underwriter exemption should consider the possibility that the rating of a note may change during the period that note is held. If the rating were to decline below BBB- (or the equivalent rating), the note could no longer be transferred to a benefit plan in reliance on the underwriter exemption. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes with the assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.
     The accompanying prospectus supplement will specify whether the underwriter exemption will apply to the purchase of notes. For more information, including whether the underwriter exemption is likely to provide relief for a particular class of notes, see “ERISA Considerations” in the applicable prospectus supplement. There can be no assurance that the underwriter exemption will apply with respect to any particular benefit plan that acquires the notes, or, even if all of the conditions were satisfied, that the underwriter exemption would apply to all transactions involving the issuing entity. If you are a benefit plan fiduciary considering the purchase of notes, you are encouraged to consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Code.
     The sale of notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.
UNDERWRITING
     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.
     In the underwriting agreement with respect to any given series of notes, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     Each applicable prospectus supplement will either:
•	set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or
•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that HMFC and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its issuing entity Accounts in Eligible Investments acquired from the underwriters or from HMFC, the depositor or any of their affiliates.
     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the note so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.
     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.
United Kingdom
     Each underwriter has represented and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
European Economic Area
     In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public (in circumstances in which the denomination relating to such offer is less than EUR50,000 (or its equivalent in any other currency as at the date of issue of the Notes) in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
(i)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000; and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

(iii)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
FORWARD-LOOKING STATEMENTS
     This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of HMFC, the servicer or the depositor. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the depositor nor any other person has an obligation to update or revise any such forward-looking statement.
RATING OF THE NOTES
     Any class of offered notes will initially be:
•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as “investment grade”.
     The note ratings of the offered notes should be evaluated independently from similar ratings on other types of notes. A notes rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any notes is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.
REPORTS TO NOTEHOLDERS
     Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HMFC to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.
WHERE YOU CAN FIND MORE INFORMATION
     Hyundai ABS Funding Corporation, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be read and copied at the public reference facilities maintained by the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding Corporation, 10550 Talbert Avenue, Fountain Valley, California 92708 or calling us at: (714) 594-1579.
LEGAL MATTERS
     Certain legal matters relating to the notes of any series will be passed upon for the related issuing entity, depositor, the seller and the servicer by Mayer, Brown, Rowe & Maw LLP. In addition, certain United States federal tax and other matters will be passed upon for the related issuing entity by Mayer, Brown, Rowe & Maw LLP. Certain legal matters will be passed upon for the underwriters by counsel specified in the applicable prospectus supplement.

GLOSSARY
     “APR” means the annual percentage rate of a receivable.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law, executive order or government decree to be closed.
     “Closing Date” means, with respect to any series of notes, the date of initial issuance of that series of notes.
     “Collection Period” means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial Collection Period will begin and end on the dates specified in the applicable prospectus supplement.
     “Controlling Class” means, with respect to any issuing entity, the class or classes of notes designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.
     “Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.
     “Eligible Institution” has the meaning set forth in the applicable prospectus supplement.
     “Eligible Investments” has the meaning set forth in the applicable prospectus supplement.
     “financed vehicle” means a vehicle financed by the receivables.
     “financial institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.
     “Fitch” means Fitch, Inc.
     “issuing entity accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.
     “issuing entity property” means, to the extent specified in the applicable prospectus supplement, the property of each issuing entity, which will include all right, title and interest of the issuing entity in and to:
•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any derivative agreement and payments made by the derivative counterparty under that derivative agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.
     “Liquidated Receivable” has the meaning set forth in the applicable prospectus supplement.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Note Balance” means, with respect to any issuing entity as of any date of determination, the aggregate outstanding principal amount of the related notes.
     “Note Factor” means, with respect to any class of notes issued by an issuing entity, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of notes at the end of the month as a fraction of the original outstanding principal balance of that class of notes.
     “Original Pool Balance” means, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables as of the applicable cut-off date.
     “ payment date” means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a Business Day on the next succeeding Business Day).
     “Pool Balance” means, with respect to any issuing entity as of any date of determination, the aggregate outstanding principal balance of the related receivables.
     “Pool Factor” means, with respect to any issuing entity, a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cut-off date.
     “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.
     “Record Date” means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date.
     “SEC” means the Securities and Exchange Commission.
     “Special Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the depositor.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “transaction documents” means the related indenture, together with the related trust agreement, receivables purchase agreement, certificate of trust, sale and servicing agreement, administration agreement, the securities account control agreement and the other documents and certificates delivered in connection therewith.

INDEX OF PRINCIPAL TERMS

administration agreement	36
Administrative Purchase Payment	23
Administrative Receivable	23
Advance	41
APR	78
Bankruptcy Action	54
Beneficial Owner	30
benefit plan	67
Business Day	78
Certificateholder	53
chattel paper	56
Clearstream Banking Luxembourg	29
Clearstream Banking Participants	29, 31
Closing Date	78
Code	50
Collection Account	24
Collection Period	78
Controlling Class	78
Cooperative	31
Dealers	20
Defaulted Receivable	78
Depositaries	29
Depositor Assets	20
Direct Participants	30
disqualified persons	67
DTC	27
DTCC	30
Eligible Institution	78
Eligible Investments	78
EMCC	30
ERISA	34
Euroclear	31
Euroclear Operator	29, 31
Euroclear Participants	29, 31
event of default	47
Exchange Act	25
financed vehicle	78
financial institution	78
Fitch	78
FTC Rule	59
GSCC	30
HDC Rule	59
HMA	20
HMC	20
HMFC	17
Indirect Participants	30
Insolvency Laws	60
IRS	62
issuing entity accounts	78
issuing entity property	78
KMA	20
Liquidated Receivable	79
MBSCC	30
Moody’s	79

Non-United States Holder	65
Note Balance	79
Note Distribution Account	39
Note Factor	79
NSCC	30
OID	63
Original Pool Balance	79
parties in interest	67
payment date	79
Plan Assets Regulation	67
Pool Balance	79
Pool Factor	79
Prepayment Assumption	79
prohibited transaction	67
PTCE	68
PTE	71
QPAM	71
qualified stated interest	63
rating agency	69
receivable	21
receivables pool	18
Record Date	79
Relevant Implementation Date	75
Relevant Member State	75
sale and servicing agreements	36
SEC	79
Securities Act	40
servicer termination event	42
Short-Term Notes	64
Similar Law	68
Simple Interest Method	19
Simple Interest Receivables	19
Special Tax Counsel	79
Standard & Poor’s	79
Terms and Conditions	32
TIA	50
TIN	33
transaction documents	79
transfer agreements	36
U.S. Person	33
UCC	38
Warranty Purchase Payment	38
Warranty Receivable	37

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Hyundai ABS Funding
Corporation
Depositor
Hyundai Motor Finance
Company
Sponsor, Seller and Servicer

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Hyundai Auto Receivables
Trust 200[     ]-[     ]
Issuing entity

Class A-1 Notes
$ [                     ]

Class A-2 Notes
$ [                    ]

Class A-3 Notes
$ [                    ]

Class A-4 Notes
$ [                    ]

Class B Notes
$ [                    ]

Class C Notes
$ [                    ]
Class D Notes
$ [                    ]
PROSPECTUS
SUPPLEMENT

Joint Bookrunners of the Class A, B, C and D Notes
[                    ]
[                    ]
Co-Managers of the Class A Notes
[                    ]
[                    ]
[                    ]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     Expenses in connection with the offering of the securities being registered hereby are estimated as follows:

Securities and Exchange Commission Registration Fee	$	[______]
Rating Agency Fees	$	[______]
Accounting Fees and Expenses	$	[______]
Printing Expenses	$	[______]
Legal Fees and Expense	$	[______]
Blue Sky Fees and Expenses	$	[______]
Trustees’ Fees and Expenses	$	[______]
Miscellaneous	$	[______]

Total	$	[______]

Item 15. Indemnification of Directors and Officers
     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s Certificate of Incorporation, By-laws and the Delaware General Corporation Law (the “DGCL”), the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     Section 145 of the DGCL provides, under certain circumstances, for the indemnification of registrant’s directors, officers, employees and agents (collectively, “Corporate Persons”) against liabilities which they may incur in such capacities. In addition, Article VI of registrant’s By-laws provides that Corporate Persons shall not be liable for any actions taken in such capacities, provided the following is true: (1) such Corporate Person acted (a) in good faith, (b) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (c) in a manner such Corporate Person reasonably believed was in the best interests of registrant, or (2) such Corporate Person’s breach of or failure to act in accordance with such standards of conduct did not constitute willful misconduct or recklessness. Furthermore, any Corporate Person shall be deemed to have complied with such standards of conduct if they rely in good faith, with respect to any information contained therein, upon (1) the registrant’s records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (a) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (b) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person’s professional or expert competence, (c) a committee of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee merits confidence, or (d) the board, if such Corporate Person is not a director and reasonably believes that the board merits confidence. The above description is qualified in its entirety by reference to Article VI of the registrant’s By-laws.
     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (4) for any transaction from which the director derives an improper personal benefit. The registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 16. Exhibits and Financial Statement Schedules
     (a) Exhibits:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Form of Indenture between the issuer and the Indenture Trustee (including forms of Notes)*

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*

10.1	Form of Sale and Servicing Agreement among Hyundai ABS Funding Corporation, the Servicer, the Issuer and the Indenture Trustee*

10.2	Form of Receivables Purchase Agreement between Hyundai ABS Funding Corporation and HMFC*

10.3	Form of Administration Agreement among issuer, Administrator and Indenture Trustee*

10.4	Form of Amended and Restated Trust Agreement of the issuer*

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*

24.1	Powers of Attorney**

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

99.1	Form of Trust Agreement of the issuer*

*	Filed herewith.

**	Previously filed.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
     (b) Financial Statement Schedules:
     Not applicable.
Item 17. Undertakings
     (a) As to Rule 415:
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that
     (A) the undertakings set forth in clauses (i), (ii)  and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (B) provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) if the registrant if relying on Rule 430B:
                  (A) Each prospectus filed by the registrant pursuant to Rule  424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) As to documents subsequently filed that are incorporated by reference:
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) As to indemnification:
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:
          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
          (e) As to Rule 430A:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) As to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)):
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (g) As to Item 1105 of Regulation AB (17 CFR 229.1105) and Rule 312 of Regulation S-T (17 CFR 232.312):
          The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant Hyundai ABS Funding Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fountain Valley, state of California, on August 4, 2006.

HYUNDAI ABS FUNDING CORPORATION
a Delaware corporation

By:	* /s/ Won Hee Lee
Name: Won Hee Lee
Title: President
     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title

* /s/ Won Hee Lee Won Hee Lee	Director and President (Principal Executive Officer)	August 4, 2006

* /s/ Min Sok Randy Park	Vice President, Secretary and Director (Principal
Min Sok Randy Park	Financial and Accounting Officer)	August 4, 2006

* /s/ Joseph K. Winrich Joseph K. Winrich	Director	August 4, 2006

*The undersigned, by signing his name hereto, does hereby sign the Amendment No. 1 to Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the power of attorney signed by such officer or director.

*/s/ Min Sok Randy Park

Min Sok Randy Park
Vice President, Secretary and Director
(Principal Financial and Accounting Officer)

EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Form of Indenture between the issuer and the Indenture Trustee (including forms of Notes) *

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*

10.1	Form of Sale and Servicing Agreement among Hyundai ABS Funding Corporation, the Servicer, the Issuer and the Indenture Trustee*

10.2	Form of Receivables Purchase Agreement between Hyundai ABS Funding Corporation and HMFC*

10.3	Form of Administration Agreement among issuer, Administrator and Indenture Trustee*

10.4	Form of Amended and Restated Trust Agreement of the issuer*

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*

24.1	Powers of Attorney**

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

99.1	Form of Trust Agreement of the issuer*

*	Filed herewith.

**	Previously filed.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.